                                                                       EXHIBIT A





                       RESTATED MINING VENTURE AGREEMENT




                                     AMONG



                     KENNECOTT GREENS CREEK MINING COMPANY


                              HECLA MINING COMPANY


                                      AND


                             CSX ALASKA MINING INC.

                              TABLE OF CONTENTS

ARTICLE                                                                                                                    Page No.
- - - -------                                                                                                                    --------
I                DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -----------
                           1.1       "Accounting Procedure"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                           1.2       "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                           1.3       "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                           1.4       "Area of Interest"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                           1.5       "Assets"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                           1.6       "Available Cash from Operations"   . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                           1.7       "Beginning Equity Account Balance"   . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.8       "Budget"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.9       "Budgetary Period"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.10      "Capital"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.11      "Capital Budget"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.12      "Carried Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.13      "Carrying Participant"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.14      "Component"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.15      "Cover Payment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.16      "Development"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                           1.17      "Diluting Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                           1.18      "Diluting Participant"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                           1.19      "Effective Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                           1.20      "Equity Account Balance"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                           1.21      "Exploration"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                           1.22      "Exploration Budget"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                           1.23      "Joint Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.24      "Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.25      "Lienholder"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.26      "Management Committee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.27      "Manager"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.28      "Mine and Mill Expansion Project"  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.29      "Mining"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.30      "Net Proceeds"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.31      "New Ore Reserve Area"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.32      "Non-Diluting Participant"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.33      "Norbritex Properties"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.34      "Operating Budget"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.35      "Operating Expenses"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.36      "Operations"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                           1.37      "Participant" and "Participants"   . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.38      "Participating Interest"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.39      "Prime Rate"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.40      "Products"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.41      "Program"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.42      "Project Financing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.43      "Properties"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.44      "Relative Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                           1.45      "Revenue"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE                                                                                                                   Page No.
- - - -------                                                                                                                   --------
                           1.46      "Separate Capital Projects"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                           1.47      "Shutdown Budget"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                           1.48      "Southwest Extension Ore Zone Development Project"   . . . . . . . . . . . . . . . . .   7
                           1.49      "Sustaining Capital"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                           1.50      "Transfer"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                           1.51      "Venture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                           1.52      "West Ore Zone Development Project"  . . . . . . . . . . . . . . . . . . . . . . . . .   7

II               REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -----------------------------------------------
                           2.1       Capacity of Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                                     ------------------------
                           2.2       Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                                     -----------
                           2.3       Record Title   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                                     ------------
                           2.4       Joint Loss of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                     -------------------

III              NAME, PURPOSES AND TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -----------------------
                           3.1       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                     -------
                           3.2       Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                     ----
                           3.3       Purposes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                     --------
                           3.4       Limitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                     ----------
                           3.5       Effective Date and Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                     -----------------------

IV               RELATIONSHIP OF THE PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------------------------
                           4.1       No Partnership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                     --------------
                           4.2       Federal and State Tax Elections and Allocations  . . . . . . . . . . . . . . . . . . .  10
                                     -----------------------------------------------
                           4.3       Other Business Opportunities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                                     ----------------------------
                           4.4       Waiver of Right to Partition   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                     ----------------------------
                           4.5       Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                     ---------
                           4.6       Transfer or Termination of Rights to Properties  . . . . . . . . . . . . . . . . . . .  11
                                     -----------------------------------------------
                           4.7       Implied Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                     -----------------

V                CONTRIBUTIONS BY PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -----------------------------
                           5.1       Beginning Equity Account Balances  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                     ---------------------------------
                           5.2       Additional Cash Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                     -----------------------------

VI               INTERESTS OF PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------------------
                           6.1       Initial Participating Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                     -------------------------------
                           6.2       Changes in Participating Interests   . . . . . . . . . . . . . . . . . . . . . . . . .  12
                                     ----------------------------------
                           6.3       Voluntary Reduction in Participation   . . . . . . . . . . . . . . . . . . . . . . . .  12
                                     ------------------------------------
                           6.4       Default in Making Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                                     -------------------------------
                           6.5       Elimination of Minority Interest   . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                     --------------------------------
                           6.6       Continuing Liabilities Upon Adjustments of Participating Interests   . . . . . . . . .  18
                                     ------------------------------------------------------------------

VII              MANAGEMENT COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 --------------------
                           7.1       Organization and Composition   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                     ----------------------------
                           7.2       Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                     ---------
                           7.3       Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                                     --------
                           7.4       Action Without Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                     ----------------------
                           7.5       Matters Requiring Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                     --------------------------

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
ARTICLE                                                                                                                Page No.
- - - -------                                                                                                                --------
VIII             MANAGER      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -------
                           8.1       Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                                     -----------
                           8.3       Standard of Care   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                     ----------------
                           8.4       Resignation; Deemed Offer to Resign  . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                     -----------------------------------
                           8.5       Payments to Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                     -------------------
                           8.6       Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                     ----------------------------

IX               PROGRAMS AND BUDGETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------------------
                           9.1       Operations Pursuant to Programs and Budgets  . . . . . . . . . . . . . . . . . . . . .  25
                                     -------------------------------------------
                           9.2       Contents of Programs and Budgets   . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                                     --------------------------------
                           9.3       Presentation of Programs and Budgets   . . . . . . . . . . . . . . . . . . . . . . . .  26
                                     ------------------------------------
                           9.4       Review of and Vote on Proposed Programs and Budgets  . . . . . . . . . . . . . . . . .  26
                                     ---------------------------------------------------
                           9.5       Votes Required for Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                     ---------------------------
                           9.6       Reconsideration of Capital Budgets   . . . . . . . . . . . . . . . . . . . . . . . . .  28
                                     ----------------------------------
                           9.7       Separate Capital Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                                     -------------------------
                           9.8       Election to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                                     -----------------------
                           9.9       Deadlock on Proposed Programs and Budgets  . . . . . . . . . . . . . . . . . . . . . .  30
                                     -----------------------------------------
                           9.10      Budget Overruns; Program Changes   . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                                     --------------------------------
                           9.11      Emergency Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                     ----------------------

X                ACCOUNTS AND SETTLEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 ------------------------
                           10.1      Monthly Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                     ------------------
                           10.2      Cash Calls and Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                     ----------------------------
                           10.3      Failure to Meet Cash Calls   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                                     --------------------------

XI               DISPOSITION OF PRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 -------------------------
                           11.1      Taking in Kind   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                                     --------------
                           11.2      Failure of Participant to Take in Kind   . . . . . . . . . . . . . . . . . . . . . . .  33
                                     --------------------------------------
                           11.3      Sale of Products   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                     ----------------

XII              WITHDRAWAL AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------------------
                           12.1      Breach of Agreement; Opportunity to Cure   . . . . . . . . . . . . . . . . . . . . . .  34
                                     ----------------------------------------
                           12.2      Termination by Expiration or Agreement   . . . . . . . . . . . . . . . . . . . . . . .  35
                                     --------------------------------------
                           12.3      Withdrawal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                     ----------
                           12.4      Continuing Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                                     ----------------------
                           12.5      Disposition of Assets on Termination   . . . . . . . . . . . . . . . . . . . . . . . .  35
                                     ------------------------------------
                           12.6      Non-Compete Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                     ---------------------
                           12.7      Right to Data after Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                     -------------------------------
                           12.8      Continuing Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                                     --------------------

XIII             ACQUISITIONS WITHIN AREA OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ------------------------------------
                           13.1      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                     -------
                           13.2      Notice to Nonacquiring Participant   . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                     ----------------------------------
                           13.3      Option Exercised   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                                     ----------------
                           13.4      Option Partially Exercised or Not Exercised  . . . . . . . . . . . . . . . . . . . . .  38
                                     -------------------------------------------
                           13.5      Special Provisions Related To The Norbritex Properties   . . . . . . . . . . . . . . .  38
                                     ------------------------------------------------------

XIV              ABANDONMENT AND SURRENDER OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ---------------------------------------
                           14.1      Surrender or Abandonment of Property   . . . . . . . . . . . . . . . . . . . . . . . .  39
                                     ------------------------------------
                           14.2      Reacquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                                     -------------

ARTICLE                                                                                                                Page No.
- - - -------                                                                                                                --------
XV               TRANSFER OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 --------------------
                           15.1      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                     -------
                           15.2      Limitations on Free Transferability  . . . . . . . . . . . . . . . . . . . . . . . . .  40
                                     -----------------------------------
                           15.3      Preemptive Right   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                                     ----------------
                           15.4      Exceptions to Preemptive Right   . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                     ------------------------------
                           15.5      Exception for CSX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                                     -----------------
                           15.6      Exceptions for Greens Creek and Hecla  . . . . . . . . . . . . . . . . . . . . . . . .  44
                                     -------------------------------------

XVI              PROJECT FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 -----------------
                           16.1      Ownership, Transfer and Encumbrance of Participating Interests   . . . . . . . . . . .  45
                                     --------------------------------------------------------------
                           16.2      Lienholder Rights and Obligations on Foreclosure   . . . . . . . . . . . . . . . . . .  46
                                     ------------------------------------------------
                           16.3      Waiver of Preferential Purchase Right  . . . . . . . . . . . . . . . . . . . . . . . .  47
                                     -------------------------------------

XVII             CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 ---------------
                           17.1      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                                     -------
                           17.2      Exceptions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                                     ----------
                           17.3      Disclaimers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                                     -----------
                           17.4      Duration of Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                                     ---------------------------

XVIII            GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 ------------------
                           18.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                                     -------
                           18.2      Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                                     ------
                           18.3      Modification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                                     ------------
                           18.4      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                     -------------
                           18.5      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                     -------------
                           18.6      Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                     ------------
                           18.7      Rule Against Perpetuities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                                     -------------------------
                           18.8      Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     ------------------
                           18.9      Survival of Terms and Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     --------------------------------
                           18.10     Entire Agreement; Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     -----------------------------
                           18.11     Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     ----------------------
                           18.12     Memorandum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     ----------
                           18.13     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     ------------
                           18.14     Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     --------
                           18.15     Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                                     -----------------

EXHIBITS


                 EXHIBIT A -
                  PART I   - Properties
                  PART II  - Area of Interest
                 EXHIBIT B - ACCOUNTING PROCEDURE
                 EXHIBIT C - SAMPLE DILUTION CALCULATION
                 EXHIBIT D - NET PROCEEDS CALCULATION
                 EXHIBIT E - INSURANCE
                 EXHIBIT F - SEPARATE CAPITAL PROJECTS
                 EXHIBIT G - CONFIDENTIALITY AGREEMENT
                 EXHIBIT H - NORBRITEX PROPERTIES
                 EXHIBIT I - MEMORANDUM OF MINING VENTURE AGREEMENT EXHIBIT J - SAMPLE CARRY RECOVERY

                       RESTATED MINING VENTURE AGREEMENT

        THIS RESTATED MINING VENTURE AGREEMENT is executed to be effective as of May 6, 1994 among KENNECOTT GREENS CREEK MINING COMPANY, a Delaware corporation with an address of P.O. Box 32199, Juneau, Alaska 99803-2199 ("Greens Creek"), HECLA MINING COMPANY, a Delaware corporation with an office at 6500 Mineral Drive, Coeur d'Alene, Idaho 83814-8788 ("Hecla") and CSX ALASKA MINING INC., a Delaware corporation with an office at One James Center, 901 East Cary
Street, Richmond, Virginia 23219 ("CSX"). Greens Creek, Hecla and CSX are referred to in this Agreement individually as a "Participant" and collectively as the "Participants."

                                    RECITALS

        A. On January 10, 1978, Marietta Resources Company, Ltd., Noranda Exploration, Inc., Texas Gas Exploration Corporation, Exalas Resources Corporation and Bristol Resources, Inc. executed the Green's Creek Joint Venture Agreement (the "Venture Agreement") and entered into the Green's Creek Joint Venture (the "Venture") for the purposes of development and exploitation of minerals in certain properties situated in the Juneau Recording District, Alaska, as more particularly described in Exhibit A to the Venture Agreement.

        B. By various transfers of interest or name changes, the original parties to the Venture Agreement assigned and transferred all of their right, title, and interest in the Venture Agreement and the Venture to Greens Creek, Hecla and CSX. Each of Greens Creek, Hecla and CSX assumed all of the duties and obligations of its predecessors, and agreed to perform and be obligated by all of the covenants and conditions of the Venture Agreement.

        C. By documents denominated the First, Second, Fourth and Fifth Amendments to the Venture Agreement, dated and effective as of December 31, 1981, January 1, 1982, October 1, 1984, and June 2, 1987, respectively, the parties to the Venture Agreement amended the Venture Agreement. The Venture Agreement, as amended, is referred to in this Agreement as the "Amended Venture Agreement."

        D. On January 1, 1981, Noranda Exploration, Inc., Texas Gas Exploration Corporation, and Bristol Resources, Inc. entered into an Exploration Joint Venture Agreement (the "Norbritex Venture Agreement"), creating the venture known as the "Norbritex Venture," for the purpose of exploring certain properties in the State of Alaska. Greens Creek and CSX Juneau Mining Inc., an affiliate of CSX ("CSX Juneau"), are the successors in interest to the original parties to the Norbritex Venture.

        E. Greens Creek, Hecla and CSX, pursuant to authority given to it by its affiliate, desire to integrate operations under the Norbritex Venture with operations under the Venture. Greens Creek and CSX are willing to offer the Norbritex Venture and all properties and other assets of the Norbritex Venture to the Venture.

        F. Greens Creek, Hecla and CSX, the parties to the Amended Venture Agreement, now desire to further amend and to restate the Amended Venture Agreement as the Restated Green's Creek Mining Venture Agreement (the "Restated Agreement"). By this action, Greens Creek, Hecla and CSX do not intend to terminate or reconstitute the existing Venture or to do anything that would otherwise affect its continuity.

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, Greens Creek, Hecla and CSX agree that the Amended Venture Agreement is further amended and restated as provided in this Agreement. From and after the Effective Date, the terms and provisions of this Agreement shall supersede the terms and provisions of the Amended Venture Agreement and shall govern and control all Operations of the Venture.


                                   ARTICLE I
                                   DEFINITION

        1.1 "Accounting Procedure" means the procedures set forth in Exhibit B.

        1.2 "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise. Notwithstanding the foregoing, Conzinc Riotinto of Australia Ltd. and United States Borax and Chemical Corporation, and their respective subsidiaries, shall not be deemed to be Affiliates of Greens Creek for purposes of Section 12.6 and
Article XIII.

        1.3 "Agreement" means this Restated Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

        1.4 "Area of Interest" means the area described in Part II of Exhibit A.

        1.5 "Assets" means the Properties, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

        1.6 "Available Cash from Operations" means, for budgetary purposes, the amount of Revenue anticipated to be generated from the sale or deemed sale of Products and the sale of other Assets of the Venture less projected Operating Expenses and projected Sustaining Capital requirements for the Budgetary Period. "Available Cash from Operations" means, for purposes of determining the amount available for recovery by a Carrying Participant for purposes of Section 9.6(b), the amount of Revenue actually generated from the sale or deemed sale of Products and the sale of other Assets of the Venture less actual Operating Expenses and actual Sustaining Capital requirements for any Budgetary Period.

        1.7 "Beginning Equity Account Balance" means, for each Participant, the amount, in dollars, of the Equity Account of each Participant as established by the final audited financial statement of the Venture, dated as of December 31, 1993. The Beginning Equity Account Balances are set forth in Section 5.1.

        1.8 "Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants. The Budget shall include an Operating Budget, and may include one or more Capital Budgets and an Exploration Budget.

        1.9 "Budgetary Period" means the budgetary period established as to any Component in a Program.

        1.10 "Capital" means expenditures for property, plant and equipment or mine development with a useful life of more than one year, required to expand productive capacity or provide initial access to a New Ore Reserve Area. Capital shall not include Sustaining Capital or expenditures for Exploration.

        1.11     "Capital Budget" means a detailed estimate of all   Capital
expenditures to be incurred by the Participants with respect to projects or activities designed to define or to provide access to a New Ore Reserve Area or to expand Operations beyond their then existing productive capacity.

        1.12 "Carried Participant" means a Participant whose obligations have been funded as provided in Sections 9.6 and 9.7.

        1.13 "Carrying Participant" means a Participant that has funded the obligations of another Participant as provided in Sections 9.6 and 9.7.

        1.14 "Component" means a component of the Budget, such as a Program, an Operating Budget or a Capital Budget.

        1.15     "Cover Payment" means the payment described in Section 6.4(a).

        1.16 "Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products.

        1.17     "Diluting Date" means the date described in Section 6.3(a).

        1.18 "Diluting Participant" means a Participant who elects not to participate in an adopted Program and Budget to the full extent of its Participating Interest as described in Section 6.3.

        1.19     "Effective Date" means the date first written above.

        1.20 "Equity Account Balance" means the balance in the account established for each Participant as reflected on the books and records of the Manager. The Equity Account for each Participant shall be deemed to be equal to its Beginning Equity Account Balance and shall then be credited with the agreed value of each Participant's contributions to the Venture after December 31, 1993 (net of liabilities assumed by the Participants and liabilities to which such contributed property is subject), and each Participant's distributive share of income and gain (or item thereof) from the Venture after December 31, 1993 . Each Participant's Equity Account Balance shall likewise be charged with the cash and the fair market value of property distributed to such Participant after December 31, 1993 (net of liabilities assumed by such Participant and liabilities to which such distributed property is subject), and such Participant's distributive share of loss and deduction (or item thereof) after December 31, 1993 . Contributions and distributions shall include all cash contributions or distributions plus the deemed value (expressed in dollars) of all in-kind contributions or distributions. Prior to any distribution of Assets (in-kind or otherwise), the Equity Account Balance shall be adjusted for the gain or loss which would be allocable to each Participant upon a disposition of such assets for fair market value. All calculations of income, expense, gain, loss, depletion, depreciation and amortization shall be based upon generally accepted accounting principles in the United States, consistently applied by the Manager.

        1.21 "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

        1.22 "Exploration Budget" means a detailed estimate of all expenditures to be incurred by the Participants with respect to Exploration.

        1.23 "Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

        1.24 "Liabilities" means any and all claims, demands, investigations, judgments, losses, liabilities, costs and expenses, including reasonable attorneys' fees.

        1.25 "Lienholder" means the holder of a lien as defined in Section 16.1(a).

        1.26     "Management Committee" means the committee established under
Article VII.

        1.27 "Manager" means the person or entity appointed under Article VIII to manage Operations, or any successor Manager.

        1.28 "Mine and Mill Expansion Project" means the project described in Part III of Exhibit F.

        1.29 "Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

        1.30 "Net Proceeds" means certain amounts calculated as provided in Exhibit D, a percentage of which may be payable to a Participant under Section 6.5.

        1.31 "New Ore Reserve Area" means an ore body or potential ore body not included in the Southwest Extension Ore Zone or the West Ore Zone, as those ore zones are described in Parts I and II of Exhibit F.

        1.32 "Non-Diluting Participant" means a Participant other than a Diluting Participant as described in Section 6.3.

        1.33 "Norbritex Properties" means those mining claims, leases and other property rights owned by the Norbritex Venture that are described in Exhibit H.

        1.34 "Operating Budget" means a detailed estimate of all Operating Expenses and Sustaining Capital expenditures to be incurred by the Participants with respect to a Program.

        1.35 "Operating Expenses" means expenditures for labor, material and supplies and property, plant and equipment or mine development with a useful life of less than one year that are required to conduct Operations and to protect and to maintain the productive capacity of the Assets.

        1.36 "Operations" means all activities carried out under this Agreement consistent with the purposes described in Section 3.3.

        1.37 "Participant" and "Participants" means the persons or entities that from time to time have Participating Interests.

        1.38 "Participating Interest" means the percentage interest representing the operating ownership interest of a Participant in

Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to five decimal places and rounded to four (e.g., 1.53619% rounded to 1.5362%). Decimals of 0.00005 or more shall be rounded up to 0.0001, and decimals of less than 0.00005 shall be rounded down. The initial Participating Interests of the Participants are set forth in Section 6.1.

        1.39 "Prime Rate" means the interest rate published as the Prime Rate in the "Money Rates" column of The Wall Street Journal, as said rate may change from day to day, or if said column sets forth a range of rates on a single day, the mean thereof. In the event The Wall Street Journal ceases to be published or ceases to publish the Prime Rate, the Participants shall select an alternative and mutually acceptable source which quotes an interest rate as the Prime Rate.

        1.40 "Products" means all ores, minerals and mineral resources produced from the Properties under this Agreement.

        1.41 "Program" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager for a Budgetary Period.

        1.42 "Project Financing" means a financing to fund a Participant's obligations under this Agreement, as arranged by a Participant as provided in
Section 16.1, or as arranged by the Manager as provided in Section 9.7(b).

        1.43 "Properties" means those interests in real property described in Part I of Exhibit A and all other interests in real property within the Area of Interest which are acquired and held subject to this Agreement.

        1.44 "Relative Interest" means the proportion that a Participant's Participating Interest bears to the sum of the Participating Interests of all other Participants that are participating in a particular transaction. For example, if one Participant transfers its Participating Interest and two other Participants elect to exercise their preemptive rights as provided in Article XV, then the Relative Interest of each such electing Participant shall be equal to the proportion that its Participating Interest bears to the sum of both of such electing Participants' Participating Interests.

        1.45 "Revenue" means the actual proceeds received, net of all costs of sale, by the Manager from the sale of Products or other Assets of the Venture or, where Products or other Assets are distributed in kind, the market value of such Products or other Assets on the date of distribution. When revenue is forecast for budgetary purposes, "Revenue" shall be based upon the proceeds anticipated to be received from the sale of Products or other

Assets or the anticipated market value of distributed Products or other Assets. For budgetary purposes, Revenues anticipated to be received from the sale or distribution of Products shall be derived from metals prices forecasts prepared by The RTZ Corporation PLC for use by its affiliates in preparing annual budgets, or if such forecasts are not prepared by The RTZ Corporation PLC, the Manager's best estimates.

        1.46 "Separate Capital Projects" means the Southwest Extension Ore Zone Development Project, as more particularly described in Part I of Exhibit
F, the West Ore Zone Development Project, as more particularly described in Part II of Exhibit F, and the Mine and Mill Expansion Project, as more particularly described in Part III of Exhibit F.

        1.47 "Shutdown Budget" means a budget for curtailing Operations following the failure of the Management Committee to adopt an Operating Budget as provided in Section 9.9. During any period in which a Shutdown Budget is in effect, the Shutdown Budget will serve as the Operating Budget.

        1.48 "Southwest Extension Ore Zone Development Project" means the project described in Part I of Exhibit F.

        1.49 "Sustaining Capital" means expenditures for property, plant and equipment or mine development with a useful life of more than one year, required to operate initially at nominal 1320 tons per day, and for future periods at the then existing capacity. Sustaining capital includes replacement of equipment and facilities, mine development including development drifting and in fill drilling required to sustain mill feed (but excluding initial access to a New Ore Reserve Area), and expenditures for compliance with environmental or safety standards established by the Manager.

        1.50 "Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

        1.51 "Venture" means the business arrangement of the Participants under this Agreement.

        1.52 "West Ore Zone Development Project" means the project described in Part II of Exhibit F.


                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS

        2.1 Capacity of Participants. Each of the Participants represents and warrants as follows:

        (a) that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

        (b) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

        (c) that it will not breach any other agreement or arrangement by entering into or performing this Agreement;

        (d) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms;

        (e) that there are no pending or threatened actions, suits, claims, notices of default or other proceedings with respect to its Participating Interest or its interest in the Venture, the Properties or the Assets; and

        (f) that its Participating Interest and its interest in the Venture, the Properties and the Assets are free and clear of all defects, royalties, liens (except liens arising as a matter of law), and other encumbrances, except for those existing at the time the Venture was formed, those authorized by the Management Committee, or those expressly identified in this Agreement.

        2.2 Disclosures. Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to any other Participant in order to prevent the representations in this Article II from being materially misleading.

        2.3      Record Title.  Title to the Properties and all other
Assets may be held by the Manager for the benefit of the Venture or by the Participants as co-tenants for the benefit of the Venture. Upon request by any Participant, and subject to any restrictions or limitations imposed by permits or other applicable documents, each Participant shall provide to the Manager such instruments in recordable form as are necessary to convey to the other Participants an interest in the Properties and all other Assets equal to such Participants' Participating Interests. The Manager shall distribute such instruments to the Participants who shall then hold the Properties and other Assets as co-tenants for the benefit of the Venture.

        2.4 Joint Loss of Title. Any failure or loss of title to the Assets, and all costs of defending title, shall be charged to the Joint Account, except that all costs and losses arising out of or resulting from breach of the representations and warranties of a Participant shall be charged to that Participant or from a breach of the Manager's duty shall be charged to the Manager.

                                  ARTICLE III
                            NAME, PURPOSES AND TERM

        3.1 General. Greens Creek, Hecla and CSX hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights in and to, and all of the Operations on or in connection with, the Properties or the Area of Interest shall be subject to and governed by this Agreement.

        3.2      Name.  The name of this Venture shall be the Green's
Creek Joint Venture. If not previously accomplished, the Manager shall make any registration required by applicable assumed or fictitious name statutes and similar statutes.

        3.3 Purposes. This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or any of them, accomplish such purposes:

        (a)      to conduct Exploration within the Area of Interest;

        (b) to acquire additional properties within the Area of Interest;

        (c) to evaluate the possible Development of the Properties;

        (d) to engage in Development and Mining Operations on the Properties;

        (e) to engage in marketing Products, to the extent permitted by Article XI; and

        (f) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

        3.4 Limitation. Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in
Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

        3.5 Effective Date and Term. The Effective Date of this Agreement shall be the date first recited above. The term of this Agreement shall be for 20 years from the Effective Date and for so long thereafter as Products are produced from the Properties or the Participants continue to have an ownership interest in the Assets, unless this Agreement is earlier terminated as herein provided.

                                   ARTICLE IV
                        RELATIONSHIP OF THE PARTICIPANTS

        4.1 No Partnership. Nothing contained in this Agreement shall be deemed to constitute any Participant the partner of the others, nor, except as otherwise herein expressly provided, to constitute any Participant the agent or legal representative of the others, nor to create any fiduciary relationship among them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. No Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participants, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Participant shall indemnify, defend and hold harmless each other Participant and its Affiliates, its or their directors, officers, employees, agents and attorneys from and against any and all Liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participants, except pursuant to the authority expressly granted herein or as otherwise agreed in writing among the Participants.

        4.2 Federal and State Tax Elections and Allocations. The Participants hereby agree to elect that this Agreement and all Operations hereunder be excluded from the applications of the provisions of Subchapter K of Chapter 1 of Subtitle A of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the similar provisions of applicable state law. Each Participant agrees to effect this election pursuant to Section 761(a) of the Code. Subject to the written approval of the Participants, the Manager shall prepare and file any documents required to insure the Participants' exclusion from Subchapter K and from similar provisions of applicable state law.

        4.3 Other Business Opportunities. Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any Participant, and, except as otherwise provided in Section 12.6, no Participant shall have any obligation to the others with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

        4.4 Waiver of Right to Partition. The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute.

        4.5 Employees. Employees of the Manager are not and shall not be employees of any other Participant or of the Venture.

        4.6      Transfer or Termination of Rights to Properties.
Except as otherwise provided in this Agreement, no Participant shall Transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate.

        4.7 Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.


                                   ARTICLE V
                         CONTRIBUTIONS BY PARTICIPANTS

        5.1 Beginning Equity Account Balances. The Participants agree that the Beginning Equity Account Balances of the Participants are as follows:

                 Greens Creek       $ 74,069,674
                 Hecla              $ 38,135,099
                 CSX                $ 16,053,293

        5.2      Additional Cash Contributions.  After the Effective
Date, the Participants, subject to any election permitted by Section 6.3, shall be obligated to contribute funds to adopted Programs in proportion to their respective Participating Interests.


                                   ARTICLE VI
                           INTERESTS OF PARTICIPANTS

        6.1 Initial Participating Interests. The Participants shall have the following initial Participating Interests:

                          Greens Creek - 57.7505%
                          Hecla - 29.7331%
                          CSX - 12.5164%

        6.2 Changes in Participating Interests. A Participant's Participating Interest shall be changed as follows:

        (a)      Upon an election by a Participant pursuant to Section
6.3 to contribute less to an adopted Budget than the percentage reflected by its Participating Interest; or

        (b) In the event of default by a Participant in making its agreed-upon contribution to an adopted Budget, followed by an election by the other Participant to invoke Section 6.4; or

        (c)      As provided in Section 6.5; or

        (d) Transfer by a Participant of less than all of its Participating Interest in accordance with Article XV; or

        (e) Acquisition by a Participant of some or all of the Participating Interest of another Participant, however arising.

        6.3      Voluntary Reduction in Participation.

        (a) A Participant may elect in the manner and to the extent provided in Section 9.8, to limit its contributions to an adopted Budget to some lesser amount than its respective Participating Interest. If a Participant elects to contribute to an adopted Budget some lesser amount than its respective Participating Interest, except in the case where the Participant is a Carried Participant, that Participant shall be deemed a "Diluting Participant". The Participating Interest of such Diluting Participant will be reduced effective as of the date the adopted Budget is commenced (the "Diluting Date").

        (b) A Diluting Participant's Participating Interest will be provisionally recalculated effective as of the Diluting Date according to the following formula:


                   R        =        BE(P) + C(P) + N(P)
                                     -------------------
                                     BE(A) + C(A) + N(A)

R        =         Revised interest of the Diluting Participant expressed as a percentage.

BE(P)    =         The Equity Account Balance of the Diluting Participant, expressed in dollars, as of the date immediately prior to commencement of the applicable calendar year.

BE(A)    =         The Equity Account Balances of all Participants, expressed in dollars, as of the date immediately prior to the commencement of the applicable calendar year.

C(P)     =         The agreed contribution, if any, of the Diluting Participant toward a Capital Budget or an
                   Exploration Budget.

C(A)     =         The aggregate contributions by all Participants called for by a Capital Budget or an Exploration
                   Budget.

N(P)     =         The agreed contribution, if any, of the Diluting Participant toward any Budget other than a
                   Capital Budget or an Exploration Budget, net of the Diluting Participant's allocable share of projected cash distributions under such Budget, computed after giving effect to any dilution relating to a Capital Budget or an Exploration Budget for the same calendar year.

N(A)     =         The aggregate contributions by all Participants called for by any Budget other than a Capital
                   Budget or an Exploration Budget, net of projected cash distributions under such Budget, but in no event less than zero.

The Participating Interests of all Non-Diluting Participants shall be increased in proportion to their Relative Interests by the amount by which the Participating Interest of the Diluting Participant is reduced. The recalculations made under this Section 6.3(b) will be provisional and subject to the final adjustments provided for under Section 6.3(c). Examples demonstrating the use of the above dilution formula are included in Exhibit C.

        (c) As soon as practicable after the end of each calendar year, a final recalculation of each Participant's Participating Interest as of the end of the calendar year shall be made by adjusting the provisional recalculations made under Section 6.3(b) to reflect actual debits, credits and contributions made during that calendar year. A Diluting Participant shall retain all of its rights and all of its obligations (except as provided in Section 6.3(b) above and subject to the provisions of Section 6.5), including the right to participate in future Programs and Budgets at its recalculated Participating Interest.

        6.4      Default in Making Contributions.

        (a) If (i) a Participant defaults in its obligation to pay a contribution or cash call hereunder or, (ii) the Manager is unable to make such reimbursements, reallocations of production, contributions or other adjustments as required under clause (iv) of the second sentence of Section 6.5(b), then any other Participant, by notice to the defaulting Participant, may at any time, but shall not be obligated to, elect to make such contribution or meet such cash call on behalf of the defaulting Participant (a "Cover Payment"). If more than one Participant elects to make the Cover Payment, such Participants, unless they otherwise agree, shall make such Cover Payment in proportion to their Relative Interests, and such Participants shall jointly elect and pursue any remedy provided in this Agreement to recover the Cover Payment. If more than one Cover Payment is made for a defaulting Participant, such Cover
Payments shall be aggregated, and the rights and remedies described herein pertaining to an individual Cover Payment shall be read to apply to the aggregated Cover Payments.

        (b) Each Cover Payment shall constitute indebtedness due from the defaulting Participant to the non-defaulting Participant or Participants that make the Cover Payment, which indebtedness shall be payable upon demand and shall bear interest from the date incurred, payable upon demand, or, in the absence of any demand, on the last day of each calendar month, at the rate specified in Section 10.3.

        (c) Each Participant hereby grants to the other Participants, as security for the repayment of the indebtedness referred to in Section 6.4(b) above or for the repayment of any amount a Carrying Participant is entitled to recover as provided in Section 9.6(b) (together with interest thereon, reasonable attorneys' fees and all other reasonable costs and expenses incurred in collecting payment of such indebtedness or obtaining such recovery and enforcing such security interest), a security interest, mortgage and lien (hereinafter a "security interest"), subordinate only to any security interest granted by Hecla as described below, in and on such Participant's right, title and interest in, whenever acquired or arising, (i) the Assets, (ii) its rights under this Agreement, and (iii) its Participating Interest, together with all Products, proceeds and accessions of the foregoing. Each Participant hereby represents and warrants to each other Participant that such security interest ranks prior to any and all other security interests, except, in the case of Hecla, a security interest in Hecla's interest in Products and proceeds therefrom given under the Bank Credit Agreement dated January 25, 1993, as amended, with Mase Westpac Limited, et al, and any extension or renewal of such security interest granted by Hecla pursuant to any extension or renewal of said bank credit agreement, but not to exceed $50,000,000 and not to extend beyond December 31, 2000. Each Participant hereby agrees to take all action necessary to perfect such security interest, and irrevocably appoints each other Participant as its attorney-in- fact to execute, file and record all financing statements and any other documents necessary to perfect or maintain such security interest or otherwise give effect to the provisions hereof. Each Participant hereby agrees that it shall not execute, foreclose or otherwise take action to enforce such security interest except upon 30 days' prior notice to the defaulting Participant, provided that the foregoing shall not prohibit the taking of any action to make, prove or protect a claim in any bankruptcy or insolvency proceeding of the defaulting Participant. Upon completion of execution, foreclosure or other action to enforce the security interest described herein, the defaulting Participant shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating Interest. In the event the defaulting Participant is subjected to execution or foreclosure proceedings pursuant to the terms of this Section, to the extent allowed by applicable law the defaulting Participant waives any available right of redemption from and after the date of judgment, any required valuation or appraisal of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each Participant grants to each other Participant a power of sale as to any property that is subject to the security interest granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

        (d) If a Cover Payment shall have been made, upon the giving of not less than 15 days' prior notice to the defaulting Participant, the non-defaulting Participants that made the Cover Payment may, but shall not be obligated to, elect to effect an adjustment of the defaulting Participant's Participating Interest pursuant to this Section 6.4(d); provided, however, that if within such 15 day period the defaulting Participant shall provide evidence to the reasonable satisfaction of the non- defaulting Participants that made the Cover Payment that it will have the funds to, and will, within 10 days of the expiration of such 15 day period, pay all indebtedness owing by the defaulting Participant to such non-defaulting Participants, then such adjustment of the Participating Interest may not be effected until the end of such additional 10 day period. Upon such election, or, if applicable, at the end of such additional 10 day period, an amount equal to 125% times the Cover Payment made by each non-defaulting Participant shall be deducted from the defaulting Participant's Equity Account Balance and added to the Equity Account Balance of the non-defaulting Participants that made the Cover Payment, and the Participating Interests of the Participants shall be recalculated based on the adjusted Equity Accounts.

        (e) If a Cover Payment shall have been made and the indebtedness arising therefrom shall not have been discharged, upon not less than 30 days' notice to the defaulting Participant, the non-defaulting Participants that made the Cover Payment may, but shall not be obligated to, elect to purchase the whole of the Participating Interest of the defaulting Participant, at a purchase price equal to the fair market value of such Participating Interest as determined by an independent appraiser appointed by such non-defaulting Participants (or, if the defaulting Participant objects to the person so appointed, within 10 days of receiving notice thereof, then by an independent appraiser appointed by joint action of independent appraisers appointed by each of the non-defaulting and defaulting Participants; provided, however, that if the defaulting Participant fails to designate an independent appraiser for such purpose within 10 days of such objection, then the person originally designated by such non-defaulting Participants shall serve as the independent appraiser). There shall be withheld from the purchase price payable upon transfer of such Participating Interest the amount of indebtedness of the defaulting Participant owing to the non-defaulting Participants that made the Cover Payment, together with unpaid interest accrued thereon to the date of such transfer. Upon payment of such purchase price, the defaulting Participant shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating Interest. Such relinquished Participating Interest shall be deemed to have been assigned automatically to the non-defaulting
Participants that made the Cover Payment in proportion to their Relative Interests.

        (f) In lieu of the remedy provided in Section 6.4(e) above, if a Cover Payment shall have been made and the indebtedness therefrom shall not have been discharged, upon not less than 30 days' notice to the defaulting Participant, the non- defaulting Participants that made such Cover Payment may, but shall not be obligated to, deem the defaulting Participant to have automatically relinquished to such non-defaulting Participants that portion of its Participating Interest as is necessary to reduce such interest to less than
5%, such that the defaulting Participant becomes subject to Section 6.5.   Such
relinquished Participating Interest shall be deemed to have been assigned automatically to the non-defaulting Participants that made the Cover Payment in proportion to their Relative Interests.

        (g) Upon a default of the type referred to in Section 6.4(a) above, the right of the defaulting Participant to take delivery in kind under
Article XI shall cease. Subject to prior existing liens or security interests, the non-defaulting Participants that made the Cover Payment may sell the defaulting Participant's share of Products in any commercially reasonable manner. If the non-defaulting Participants that made the Cover Payment elect to sell the defaulting Participant's share of Products, they shall apply the proceeds thereof first, to make any contribution or meet any cash call not made or met by the defaulting Participant or made or met on its behalf, and second, to pay the indebtedness and unpaid and accrued interest thereon then owing by the defaulting Participant to such non-defaulting Participants. If the proceeds are not adequate to meet any cash call and to pay any indebtedness and interest thereon, the non- defaulting Participants that made the Cover Payment may proceed to exercise all other rights available to such Participants pursuant to the procedures set out in this Section 6.4. The right of a defaulting Participant to take in kind its share of Products shall be reinstated at the first time when such Participant is not in default in its obligation to make a contribution or meet a cash call and all indebtedness and interest thereon arising out of the making by the non-defaulting Participants of Cover Payments has been paid in full.

        (h) A defaulting Participant may cure such default by paying all indebtedness and interest thereon then owing to the non-defaulting Participants that made the Cover Payment, and all costs and expenses, including reasonable attorneys' fees, incurred by such non-defaulting Participants in the exercise of their rights hereunder, at any time prior to (i) consummation of an action to execute or foreclose on a security interest granted pursuant to Section 6.4(c), (ii) an adjustment of Participating Interests being effected pursuant to Section 6.4(d), (iii) consummation of a purchase of its Participating Interest pursuant to Section 6.4(e), or (iv) relinquishment of a portion of its Participating Interest pursuant to Section 6.4(f).

        (i) The Participants acknowledge that if a Participant defaults in making a contribution or cash call or in repaying the indebtedness resulting from a Cover Payment as required in this Agreement, the damages resulting from such default will be uncertain and difficult to measure. The Participants agree that rights and remedies provided to the nondefaulting Participants in this Agreement constitute reasonable liquidated damages.

        6.5      Elimination of Minority Interest.

        (a) Upon the reduction of its Participating Interest to less than 5%, except where such reduction results from the operation of the provisions of
Section 6.4(c), (d) or (e), a Participant shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating Interest. Such relinquished Participating Interest shall be deemed to have been assigned automatically to the other Participants in proportion to their Relative Interests, subject to a right of the withdrawing Participant to receive 5% of Net Proceeds, if any, calculated as provided in Exhibit D, and not from any other source, up to an aggregate amount equal to the withdrawing Participant's Equity Account Balance as of the date of such withdrawal. In the event that any of Greens Creek, Hecla or CSX shall, as a result of one or more transfers, have more than one successor, each such Participant and its successors in the aggregate shall not be entitled to a Net Proceeds interest in excess of 5%.

        (b) For purposes of this Section 6.5, the determination of whether a Participant's Participating Interest has been reduced to less than 5% under the provisions of Section 6.3 shall be made on the basis of the provisionally recalculated Participating Interest provided for under Section 6.3(b), and the relinquishment, withdrawal and entitlements provided for in this
Section 6.5 shall be effective as of the Diluting Date. However, if the final adjustment provided for under Section 6.3(c) results in a recalculated Participating Interest of 5% or more: (i) the Diluting Participant's recalculated Participating Interest shall be deemed, effective as of the last day of the Budgetary Period, to have automatically revested; (ii) such Participant shall be reinstated as a Participant, with all of the rights and obligations pertaining thereto; (iii) the Net Proceeds interests (if any) vested under the terms of Section 6.5(a) shall terminate; and (iv) the Manager, on behalf of the Participants, shall make such reimbursements, reallocations of production, contributions and other adjustments as are necessary so that, to the extent possible, each Participant will be placed in the position it would have been in had the adjusted recalculated Participating Interests been in effect throughout the Budgetary Period. Similarly, if such final adjustment results in a recalculated Participating Interest for any Participant of less than 5% for a Budgetary Period as to which the provisional calculation had not resulted in a Participating Interest of less than 5%, then such Participant, at its election within 30 days of notice of the final adjustment, may contribute an amount which would result in a revised final adjustment of 5%, or, if no such election is made, such Participant shall be deemed to have withdrawn under the terms of
Section 6.5(a) as of the end of such Budgetary Period. If the Participants are required to make contributions or other adjustments pursuant to this Section 6.5(b), the Manager shall have the right to sell a Participant's share of Products and to apply the proceeds of such sale to satisfy that Participant's obligation to make such contributions or adjustments.

        6.6 Continuing Liabilities Upon Adjustments of Participating Interests. Any reduction of a Participant's Participating Interest under this
Article VI shall not relieve such Participant of its share of any liability (including, without limitation, its share of any reclamation liability), arising out of Operations conducted prior to such reduction, whether such liability is known or unknown at the time of such reduction and whether such liability is asserted before or after such reduction. For purposes of this Article VI, such Participant's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of any other Participant's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Properties were acquired or those to which the Participants have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Manager. However, any Participant, at any time upon the request of any other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties are located.


                                  ARTICLE VII
                              MANAGEMENT COMMITTEE

        7.1 Organization and Composition. The Participants hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement, and to adopt Programs and Budgets as provided in Article IX. The Management Committee shall consist of one member appointed by each Participant. Each Participant may appoint one or more alternates to act in the absence of its regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other Participants.

        7.2 Decisions. Each Participant, acting through its appointed member, shall have one vote on the Management Committee. Unless otherwise provided in this Agreement, the vote of the Participant or Participants with a Participating Interest over 50% shall determine the decisions of the Management Committee.

        7.3      Meetings.

        (a) The Management Committee shall hold regular quarterly meetings in each of the first three calendar quarters and an annual meeting on or before December 10th of each year. The meetings will be held in Juneau, Alaska, or at other mutually agreed places. The Manager shall give 30 days' notice to the Participants of such regular meetings. Additionally, any Participant may call a special meeting upon 10 days' notice to the Manager and the other Participants. In case of emergency, reasonable notice of a special meeting shall suffice. A quorum of the Management Committee shall be necessary to conduct Management Committee business. There shall be a quorum if at least one member representing each Participant is present. Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within 20 days after the meeting. The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid for by the Participants individually.

        (b) If a Participant fails to attend a regular or special meeting for which notice has been given as described above, the Manager or the Participant calling the meeting, as applicable, may give a second notice of the meeting in compliance with the above rules for special meetings. If the non-attending Participant does not attend the meeting scheduled by the second notice, there shall be a quorum if at least one member of each other Participant is present.

        7.4 Action Without Meeting. In lieu of meetings, upon unanimous agreement of the Participants, the Management Committee may hold conferences by telephone or other means of electronic communication, so long as all decisions are immediately confirmed in writing by the Participants.

        7.5 Matters Requiring Approval. Except as otherwise delegated to the Manager in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.


                                  ARTICLE VIII
                                    MANAGER

        8.1 Appointment. The Participants hereby appoint Greens Creek as the Manager with overall management responsibility for Operations. Greens Creek hereby agrees to serve until it resigns as provided in Section 8.4.

        8.2 Powers and Duties of Manager. Subject to the general oversight and direction of the Management Committee as described in Section 7.1, the Manager is vested with full authority to carry out the day-to-day management of the Venture and to conduct all Operations. The Manager agrees, by itself, or through its employees, agents or contractors, to carry out its duties in accordance with the terms and intent of this Agreement, on behalf of and for the account of the Participants according to their Participating Interests. Without limiting the generality of the foregoing, the Manager shall have the following powers and duties:

        (a)      The Manager shall manage, direct and control Operations.

        (b) The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

        (c) The Manager shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrently with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

        (d) The Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

        (e) The Manager shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (iii) shall do all other acts reasonably necessary to maintain the Assets.

        (f) The Manager shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with applicable federal, state and local laws and regulations; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for Operations. The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

        (g) The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The non-managing Participants shall have the right to participate, at their own expense, in such litigation or administrative proceedings. The non-managing Participants shall approve in advance any settlement involving payments, commitments or obligations in excess of $250,000 in cash or value. The failure by a Participant to vote on any settlement proposed by the Manager shall be deemed to be a vote to approve the proposed settlement.

        (h) The Manager shall provide insurance for the benefit of the Participants as provided in Exhibit E.

        (i) The Manager may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article XIV. However, without prior authorization from the Management Committee, the Manager shall not: (i) dispose of Assets in any one transaction having a value in excess of $250,000; (ii) enter into any sales contracts or commitments for Product, except as permitted in Sections 6.4(g), 6.5(b), 11.2 or 11.3; (iii) begin a liquidation of the Venture; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

        (j) The Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors, but the Manager shall remain accountable to the Participants for the acts or omissions of such agents, Affiliates or contractors.

        (k) The Manager shall perform or cause to be performed during the term of this Agreement all assessment and other work or make any payments in lieu thereof required by law in order to maintain the unpatented mining claims included within the Properties. The Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration, and continued actual occupancy of such claims and sites shall not be required. The Manager shall not be liable on account of any determination by any court or governmental agency that the work performed or payment made by the Manager does not constitute the required annual assessment work or occupancy or payments for the purposes of preserving or maintaining ownership of the claims, provided that the work is done or the payments are made in accordance with the adopted Program and Budget. The Manager shall timely record with the appropriate county and file with the appropriate United States agency, affidavits in proper form attesting to the performance of assessment work or notices of intent to hold in proper form, and allocating therein, to or for the benefit of each claim, at least the minimum amount required by law to maintain such claim or site.

        (l) If authorized by the Management Committee, the Manager may: (i) locate, amend or relocate any unpatented mining claim or mill site or tunnel site, (ii) locate any fractions resulting from such amendment or relocation,
(iii) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites, (iv) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby, (v) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby, (vi) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground, and (vii) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted.

        (m) The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

        (n) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee: (i) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations; (iv) a detailed final report within 60 days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as the Management Committee may reasonably request. At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. Such material and information shall be solely for the benefit of the Participants to whom such material and information are made available and the Participants agree not to discuss or disclose the same to any third parties except as provided in this Agreement. The non-managing Participants further agree that their use of or reliance on such material and information shall be at their sole risk and further agree to indemnify, defend and hold harmless the Manager and its Affiliates, and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them and which arise out of or result from use of or reliance on such material and information by the non- managing Participant, or any third party to whom the non-managing Participant discloses such material and information. Subject to the Manager's standard of care under Section 8.3, the Manager makes no representation or warranty as to the completeness or accuracy of any material or information disclosed hereunder.

        (o) The Manager shall allow the non-managing Participants, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

        (p) The Manager shall prepare and present Programs and Budgets as provided in Article IX.

        (q) The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

        If the Manager's failure to perform any duty under this Section 8.2 results from the failure of a non-managing Participant to perform acts or to contribute amounts required of it by this Agreement the Manager shall not be in default of any duty owed to such non-managing Participant.

        8.3 Standard of Care. The Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participants for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence.

        8.4 Resignation; Deemed Offer to Resign. The Manager may resign upon two months' prior notice to the other Participants. If the Manager resigns or is deemed to have resigned and such deemed offer is accepted as provided in this Section, then the other Participants shall elect a new Manager at least 15 days prior to the effective date of the Manager's resignation. If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participants, if at all, within 90 days following the date of the event constituting such deemed offer:

        (a) The Participating Interest of the Manager becomes less than any other Participant; or

        (b) The Manager fails to perform a material duty or obligation imposed upon it under this Agreement and such failure continues for a period of 60 days after notice from the other Participants demanding performance; or

        (c) The Manager fails to pay or contest in good faith its bills within 60 days after they are due; or

        (d) A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

        (e) The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its or Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

        (f) Entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

        8.5 Payments to Manager. The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

        8.6 Transactions with Affiliates. If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated persons in arm's-length transactions.

                                   ARTICLE IX
                              PROGRAMS AND BUDGETS

        9.1 Operations Pursuant to Programs and Budgets. Except as otherwise provided in Section 9.11 and Article XIII, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to Programs and Budgets adopted by the Management Committee.

        9.2 Contents of Programs and Budgets. The Program and Budget shall consist of the following components (each a "Component") together with such other information determined to be relevant by the Manager or required by the Management Committee:

        (a)      The Program;

        (b)      A forecast of projected Revenues for the Budgetary Period;

        (c) An Operating Budget covering Operating Expenses and Sustaining Capital expenditures for the Budgetary Period;

        (d)      Projected Available Cash from Operations for the Budgetary
Period;

        (e) If appropriate, a Budget for Exploration within the Area of Interest for the Budgetary Period;

        (f)      If appropriate, a Capital Budget for the Budgetary
Period; and

        (g) If appropriate, a Program and Budget for each Separate Capital Project approved pursuant to Section 9.7.

        9.3 Presentation of Programs and Budgets. Proposed Programs and Budgets shall be prepared by the Manager for a period of one year or, in the case of Capital Budgets, any longer period. Individual Components of the Budget will not necessarily have the same Budgetary Period. Each adopted Program and Budget, regardless of length of time encompassed by the Program and Budget, shall be reviewed at least once a year at the annual meeting of the Management Committee. At least one month prior to the annual meeting of the Management Committee, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Participants.

        9.4      Review of and Vote on Proposed Programs and Budgets.

        (a) Within 15 days after submission of a proposed Program and Budget, each Participant shall submit to the Manager its comments on the proposed Program and Budget. The Manager shall then consider the comments and may, but shall not be obligated to, revise the Program and Budget to take into account any such comments. Within 10 days of receipt of any comments or 10 days after the close of the 15 day period if no comments are received, the Manager shall submit the final proposed Program and Budget to the Participants. At the annual meeting of the Management Committee, each Participant shall vote to adopt or reject each Component of the proposed Program and Budget identified in Sections 9.2(c), (e) and (f).

        (b) If a Participant fails to vote on any or all of the Components of the proposed Program and Budget, the failure shall be deemed to be a vote by the Participant to reject each Component of the proposed Program and Budget identified in Sections 9.2(c), (e) and (f) that the Participant has not voted to adopt, except that a failure to vote on an Operating Budget that requires unanimous approval pursuant to Section 9.5(a), an Exploration Budget that requires unanimous approval pursuant to Section 9.5(c), or a Budget overrun that requires a unanimous vote of the Participants funding the affected Component of a Budget as provided in Section 9.10, shall be deemed to be a vote to adopt the component of the Budget or to approve the overrun.

        9.5 Votes Required for Approval. The Program and Budget may be adopted in whole or in part as follows:

        (a) Operating Budgets. If Available Cash from Operations as projected in the Budget is positive or is no more than $7.0 million negative for any one year period, a favorable vote of the Participant or Participants representing a majority of the Participating Interests shall be required to adopt the Operating Budget. If Available Cash from Operations as projected in the Budget is more than $7.0 million negative for any one year period, a favorable vote of two Participants holding a majority of the Participating Interests shall be required to adopt the Operating Budget. For purposes of this requirement, Participants that are Affiliates shall be deemed to be a single Participant. For the second or any subsequent consecutive year for which Available Cash from Operations is projected in the Budget to be more than $7.0 million negative for any one year period, a favorable unanimous vote of all Participants shall be required to adopt the Operating Budget.

        (b) Capital Budgets. Capital Budgets may be proposed for a single year or multiple years. In each year for which a vote on a Capital Budget is required, all proposed expenditures for Capital for that year and the amount of a multiple year Capital Budget budgeted to be spent in that year, except for amounts in a budget to be spent in Capital Budgets for those projects identified in Section 9.7 below, will be aggregated in a single Capital Budget for purposes of determining the vote required to adopt the proposed single year Capital Budget for that year.

        (i) For any single year in which the aggregate of all Capital Budgets is $10 million or less, a favorable vote of the Participant or Participants representing a majority of the Participating Interests shall be required to adopt a Capital Budget;

        (ii) For any single year in which the aggregate of all Capital Budgets is more than $10 million, a unanimous favorable vote of all Participants shall be required to adopt a Capital Budget;

        (iii) For any multiple year Capital Budget that is $10 million or less in any single year and is $25 million or less in the aggregate, a favorable vote of the Participant or Participants representing a majority of the Participating Interests shall be required to adopt the Capital Budget; and

        (iv) For any multiple year Capital Budget of more than $10 million in any single year or more than $25 million in the aggregate, a unanimous favorable vote of all Participants shall be required to adopt the multiple year Capital Budget.

        (c) Exploration Budgets. Exploration Budgets for Exploration within the Area of Interest of $1.5 million or less shall be adopted by the favorable vote of the Participant or Participants representing a majority of the Participating Interests. Exploration Budgets for Exploration within the Area of Interest of more than $1.5 million require a unanimous favorable vote of all Participants for adoption.

        (d) Indexing of Budgetary Limits. The budgetary limits set out in Sections 9.5(a), (b) and (c) shall be indexed upwards or downwards by multiplying each amount by a fraction, the numerator of which is the latest available Producers Price - All Commodities Index and the denominator of which is the most recently available Producers Price - All Commodities Index as of March 1, 1994.

        9.6 Reconsideration of Capital Budgets. If the Management Committee fails to adopt a Capital Budget, the Manager may call for reconsideration of the Capital Budget.

        (a) By calling for reconsideration, the Manager (and any Participant electing to become a Carrying Participant) shall become a Carrying Participant and shall be a obligated to fund the share of the Capital Budget of each Participant that failed to vote favorably for the Capital Budget, who shall become a Carried Participant, and each Carried Participant shall be deemed to have voted favorably for the Capital Budget.

        (b) If a Participant becomes a Carrying Participant for a Carried Participant as provided in Section 9.6(a), following completion of the project for which the Capital Budget was adopted, the Carrying Participant shall be entitled to recover out of 70% of the Carried Participant's share of Available Cash from Operations, as reduced by the Carried Participant's obligation to fund other Capital Budgets or Exploration Budgets in which it has elected to participate, any amount funded pursuant to the Capital Budget on behalf of the Carried Participant, together with interest at the Prime Rate plus 2%. The Carrying Participant shall have the same rights with respect to the Carried Participant's interest in the Venture and the Assets as are afforded a Lienholder in a Project Financing undertaken pursuant to Section 16.2 and the lien, security interest and mortgage provided in Section 6.4(c). An example showing the manner in which the Carrying Participant recovers the amount funded is set forth in Exhibit J.

        9.7 Separate Capital Projects. In addition to the items that might be included in a Capital Budget proposed pursuant to Section 9.5(b), Separate Capital Projects have been identified by the Manager that may be proposed by the Manager. These projects will have separate Programs and Budgets which will be prepared, presented and reviewed as provided in Sections 9.2 and 9.3 but which will not be subject to the voting procedures and requirements set forth in Sections 9.4, 9.5 and 9.6. All other relevant provisions of this Agreement shall apply to such Programs and Budgets.

        (a) The Management Committee shall be deemed to have adopted the Programs and Budgets for the Southwest Extension Ore Development Project and the West Ore Zone Development Project, whether proposed individually or as a single project, if the Manager completes a feasibility study and recommends approval of the project or projects. Each Participant shall have the same right to elect to participate or not in these Budgets as is provided for other Capital Budgets in Section 9.8.

        (b) The Management Committee shall be deemed to have adopted the Program and Budget for the Mine and Mill Expansion Project if the Manager completes a feasibility study and recommends approval of the project. Each Participant will have the same right to elect to participate or not in this Budget as is provided for other Capital Budgets in Section 9.8. In the alternative, each Participant shall have the right, at its option, to fund its share of the Budget for the Mine and Mill Expansion Project through Project Financing arranged by the Manager to the extent the Participant's share of these Budgets exceeds its projected share of Available Cash from Operations as reduced by its projected obligations to fund Exploration Budgets and other Capital Budgets. If Project Financing is not available at reasonable terms in the opinion of the Manager, the Manager shall be obligated to fund, at the election of each other Participant, such other Participant's share of the budget for the project to the extent its share of the budget exceeds its projected share of Available Cash from Operations as reduced by its projected share of Exploration Budgets or other Capital Budgets. In such case, the Manager shall become a Carrying Participant and each nonfunding Participant shall become a Carried Participant on the same terms as described in Section 9.6(b) above, except that the Carrying Participant shall be entitled to recover the amounts funded before completion of the Mine and Mill Expansion Project.

        9.8 Election to Participate. At the time of the final vote adopting or rejecting a Program and Budget pursuant to Section 9.4, where permitted as provided below, each Participant shall advise the Management Committee whether it desires to contribute to a Component of a Budget in some lesser amount than its respective Participating Interest, or not at all. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected not to contribute to any Component of the Budget for which it may so elect in proportion to its respective Participating Interest as of the beginning of the period covered by the Program and Budget. If a Participant notifies or is deemed to have notified the Management Committee that it does not intend to contribute all or part of its share to a Budget, the following provisions shall apply:

        (a) If the Component of the Budget is an Operating Budget and Available Cash from Operations as projected in the Budget is positive or is no more than $7.0 million negative in a calendar year, or if the Budget is a Shutdown Budget, a Participant will have no right to elect to contribute less than its full share of the Operating Budget and will be in default as provided in Section 10.3 for a failure to meet a cash call issued pursuant to such Operating Budget or Shutdown Budget, and the provisions of Section 6.4 will apply.

        (b) If the Component of the Budget is an Operating Budget and the Available Cash from Operations as projected in the Budget is more than $7.0 million negative in a calendar year, a Participant may elect to contribute less than its share, or not at all, to the Operating Budget to the extent such Available Cash from Operations is more than $7.0 million negative in a calendar year, and its Participating Interest shall be recalculated as provided in
Section 6.3.

        (c) If the Component of the Budget is an Exploration Budget, a Participant may elect to contribute less than its share, or not at all, and its Participating Interest shall be recalculated as provided in Section 6.3.

        (d) If the Component of the Budget is a Capital Budget, a Participant may elect to contribute less than its share, or not at all, and its Participating Interest shall be recalculated as provided in Section 6.3. In addition, a Participant will have the right to change its election in each year of a multiple year Capital Budget, except for a Capital Budget adopted pursuant to Section 9.7, at the time the Capital Budget is reviewed pursuant to Section 9.3; provided, however, that if a Participant that has previously elected to participate in a multiple year Capital Budget subsequently elects to reduce its participation and no other Participant agrees to fund the amount of the reduction, the Manager will limit to the extent practicable or terminate the project contemplated by the Capital Budget and, if a project is terminated, the Participants that initially agreed to fund the Capital Budget will share proportionately the costs of termination.

        (e) Notwithstanding a Participant's right to contribute less than its full share of a Component of the Budget, or not at all, as provided in Sections 9.8(b), 9.8(c) and 9.8(d) above, if no other Participant agrees to fund the amount of the Component of the Budget that another Participant is unwilling to contribute, the Component of the Budget will be deemed not to have been adopted and the other provisions of this Article IX will apply.

        9.9 Deadlock on Proposed Programs and Budgets. If the Participants, acting through the Management Committee, fail to adopt an Exploration Budget or a Capital Budget by the beginning of the period to which the proposed Budget applies or fail to approve an overrun of an Exploration Budget or Capital Budget as provided in Section 9.10, the Manager shall make no expenditures or additional expenditures, as appropriate, with respect to those Components of the Budget. If the Participants fail to adopt an Operating Budget by the beginning of the period to which the proposed Budget applies or fail to approve an overrun of an Operating Budget as provided in Section 9.10, the Manager shall curtail operations and reduce all activities of the Venture, whether funded by an Operating Budget or some other Budget, except for those provided for in Section 9.7, to the level required to protect the Assets, to maintain the operating permits of the Venture, and to generally provide for safety, environmental compliance and compliance with other legal and contractual obligations of the Venture. The costs of such activities shall be shared by the Participants in proportion to their Participating Interests and will be included in a Shutdown Budget, as may be amended from time to time. As soon as practicable following the failure to adopt an Operating Budget or to approve an overrun of an Operating Budget, the Manager will prepare and circulate a Shutdown Budget. A Shutdown Budget and subsequent amendments thereto will be circulated for review and comment as provided in Section 9.4 but the budget shall be deemed to have been adopted by the Management Committee without a vote.

        9.10 Budget Overruns; Program Changes. The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Operating, Capital or Exploration Budget by more than 10%, then the excess over 10% (the "Excess Amount"), unless directly caused by an emergency expenditure made pursuant to Section 9.11, shall (a) subject to the provisions of the next sentence, be borne by the Participants according to their Participating Interests if the 10% overrun and the Excess Amount are added to the Budget by a unanimous vote called for by the

Manager at any time, of the Participants that are funding the Component of the Budget to which the overrun applies, or (b) if the overrun and the Excess Amount are not added to the Budget, the Excess Amount shall be borne by the Manager. Budget overruns of 10% or less or Budget overruns of more than 10% when approved by a vote of the Participants as provided in the preceding sentence shall be borne by the voting Participants in proportion to their respective Participating Interests as of the time the overrun occurs, except that (i) a non-voting Participant may affirmatively elect to share in the overrun and payment of the Excess Amount, or (ii) if a non-voting Participant fails to make such affirmative election, in the case of a Participant that is a Carried Participant pursuant to Section 9.6, or in the case of a Participant that has elected to contribute less, or not at all, to a Budget pursuant to
Section 9.8, or in the case of a Participant that is having its share of a Budget funded pursuant to Section 9.7, the overrun shall be borne by the Carrying Participant or Participants, the funding Participant or Participants or the Project Financing or the Manager, as appropriate.

        9.11 Emergency Expenditures. In case of emergency, the Manager may make emergency expenditures in taking any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. Emergency expenditures shall also include reasonable expenditures for events which are beyond the Manager's reasonable control and which do not result from a breach by the Manager of its standard of care, including, without limitation, repair of damages resulting from acts of God or accidents, defense of unanticipated litigation, costs associated with unanticipated changes in ores and the like. The Manager shall promptly notify the Participants of the emergency expenditure, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency expenditures are incurred.


                                   ARTICLE X
                            ACCOUNTS AND SETTLEMENTS

        10.1 Monthly Statements. The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail and in accordance with the provisions of Exhibit B, the charges and credits to the Joint Account during the preceding month.

        10.2 Cash Calls and Contributions. The Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month on the basis of the adopted Budget, emergency expenditures under Section 9.11 or for any other expenditures authorized hereunder. The Manager may set off any cash calls or other contributions a Participant is required to make against proceeds from the sale of Products deposited in the account of the Venture pursuant to Section 11.3. Within 10 days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount net of any set off made by the Manager. Time is of the essence in the payment of such billings. The Manager may maintain a cash balance approximately equal to the rate of disbursement for up to a maximum of 60 days and shall promptly distribute to the Participants any funds in excess of that amount. All funds retained by the Manager in excess of immediate cash requirements shall be invested for the benefit of the Joint Account in interest-bearing accounts with a bank selected by the Manager.

        10.3 Failure to Meet Cash Calls. If a Participant fails to meet any cash call or make any other contribution as provided in Section 10.2, the Manager shall notify such Participant, and such Participant shall have ten days from receipt of such notice to meet such cash call or make such contribution.
If the Participant fails following such notice to meet such cash call or make such contribution, such Participant shall be in default, and the amounts of the defaulted cash call or contribution shall bear interest from the date due at an annual rate equal to five percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The non-defaulting Participant or Participants shall have those rights, remedies and elections specified in Section 6.4.

        10.4 Audits. Within three months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within three months after the end of such period), the Manager shall order an audit of the accounting and financial records for such calendar year (or other accounting period). The costs associated with such audit shall be charged to the Joint Account. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than 12 months after receipt of the audit report. Failure to make any such exception or claim within the 12 month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by a firm of certified public accountants selected by the Manager, unless otherwise agreed by the Management Committee. Additional audits may be requested by any Participant at any time, the costs of which shall be borne by the Participant requesting the same. Such additional audits shall not interfere with the performance of the audits chargeable to the Joint Account or alter the binding effect of such audits.


                                   ARTICLE XI
                           DISPOSITION OF PRODUCTION

        11.1 Taking in Kind. Subject to the provisions of Sections 6.4(g) and 6.5(b), each Participant shall take in kind or separately dispose of its share of all Products in accordance with its Participating Interest. Any extra expenditure incurred in the taking in kind or separate disposition by any Participant of its proportionate share of Products shall be borne by such Participant. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products of any parties other than the Participants at any processing facilities constructed by the Participants pursuant to this Agreement. The Manager shall give the Participants notice at least 10 days in advance of the delivery date upon which their respective shares of Products will be available.

        11.2 Failure of Participant to Take in Kind. If a Participant fails to take in kind and has not authorized the Manager to act as its agent under
Section 11.3, the Manager shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Participant's share for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

        11.3 Sale of Products. Each Participant hereby authorizes the Manager to negotiate on its behalf the terms of any marketing, smelting or refining agreement recommended to the Management Committee by the Manager. Such authority shall continue until revoked by written notice delivered to the Manager. Notwithstanding the foregoing, (i) each Participant shall be responsible for approving the final terms of any such agreement and shall execute the same on its own behalf; (ii) each Participant shall continue to have the right to take its share of production in kind as provided in this Article XI, and (iii) each Participant shall direct the purchaser of Products to deposit the proceeds from the sale of such Products into the account of the Venture.


                                  ARTICLE XII
                           WITHDRAWAL AND TERMINATION

        12.1     Breach of Agreement; Opportunity to Cure.

        (a) The failure of a Participant to keep or perform any material obligation arising under this Agreement shall constitute a default under this Agreement. Such a default, other than a default which is addressed by Section
8.4 regarding the Manager's removal or by Sections 6.4 and 10.3 regarding failure to meet a cash call or other required contribution, shall be subject to the provisions of this Section 12.1.

        (b) In the event of an alleged default subject to the provisions of this Section 12.1, the Manager, or upon the failure or refusal of the Manager to do so, any non-defaulting Participant, shall first give the defaulting Participant notice of its intention to declare such alleged default to be a breach of this Agreement, specifying the particular default relied upon by it. The defaulting Participant shall have a reasonable time, but not more than 30 days after receipt of such notice, in which to cure or commence in good faith to cure or contest such alleged default. If such alleged default is cured, there shall be no breach hereunder with respect to such alleged default. If the defaulting Participant fails to cure or contest such default, any non-defaulting Participant may exercise any one or more of the remedies provided by law or in equity, including injunctive relief. The prevailing party shall be awarded all costs and expenses, including reasonable attorneys' fees, incurred in any such action.

        (c) Nothing contained herein shall preclude any Participant under appropriate circumstances from seeking a temporary injunction or restraining order.

        12.2 Termination by Expiration or Agreement. This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

        12.3 Withdrawal. A Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participants of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least 30 days after the date of the notice. If upon such withdrawal only one Participant remains, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in Part I of Exhibit A and those to which all Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement. If upon such withdrawal more than one Participant remains, this Agreement shall not terminate, but the withdrawing Participant shall be deemed to have transferred to the remaining Participants, in proportion to their respective Relative Interests, and without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in
Part I of Exhibit A and those to which all Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement. Any withdrawal under this Section 12.3 shall not relieve the withdrawing Participant of its share of any liability to third parties (including, without limitation, reclamation) which arises out of Operations conducted prior to such withdrawal, whether such liability is known or unknown at the time of the withdrawal and whether such liability is asserted before or after the withdrawal. For purposes of this Section 12.3, the withdrawing Participant's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred.

        12.4     Continuing Obligations.  On termination of this Agreement under
Section 12.2 or 12.3, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability (including, without limitation, reclamation) which arises out of Operations conducted during the term of the Agreement, whether such liability is known or unknown at the time of termination and whether such liability is asserted before or after termination.

        12.5 Disposition of Assets on Termination. Promptly after termination of this Agreement under Section 12.2 or 12.3, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's capital contributions. Thereafter, any remaining cash and all other Assets shall be distributed (in undivided interests unless otherwise agreed) to the Participants, first in the ratio and to the extent of their respective Equity Account Balances and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

        12.6 Non-Compete Covenants. A Participant that withdraws pursuant to Section 12.3, or is deemed to have withdrawn pursuant to Sections 6.4 or 6.5, shall not directly or indirectly acquire any interest in property within the Area of Interest for 12 months after the effective date of withdrawal. If a withdrawing Participant, or the Affiliate of a withdrawing Participant, breaches this Section 12.6, such Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant or Participants, without cost, any such property or interest acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant or Participants at any time within 45 days after it is received by such non- withdrawing Participant or Participants.

        12.7 Right to Data after Termination. After termination of this Agreement pursuant to Section 12.2 or 12.3, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but the terminating or withdrawing Participant shall not be entitled to any such copies after any other termination or any withdrawal.

        12.8     Continuing Authority.  Upon termination of this Agreement under
Section 12.2, or upon the deemed withdrawal of a Participant pursuant to Section
6.4 or 6.5 or the withdrawal of a Participant pursuant to Section 12.3 such that only one Participant remains, the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants or the sole remaining Participant which are reasonably necessary or convenient to:

        (a)      wind up Operations; and

        (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal.

The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.


                                  ARTICLE XIII
                      ACQUISITIONS WITHIN AREA OF INTEREST

        13.1 General. Any interest or right to acquire any interest in real property within the Area of Interest acquired during the term of this Agreement by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this Agreement.

        13.2 Notice to Nonacquiring Participant. Within 10 days after the acquisition of any interest or the right to acquire any interest in real property wholly or partially within the Area of Interest (except real property acquired by the Manager pursuant to a Program), the acquiring Participant shall notify the other Participants of such acquisition. The acquiring Participant's notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, and the reasons why the acquiring Participant believes that the acquisition of the interest is in the best interests of the Participants under this Agreement. In addition to such notice, the acquiring Participant shall make any and all information concerning the acquired interest available for inspection by the other Participants.

        13.3 Option Exercised. If, within 30 days after receiving the acquiring Participant's notice, all other Participants notify the acquiring Participant of their election to accept a proportionate interest in the acquired interest equal to its Participating Interest, the acquiring Participant shall convey to the other Participants, by special warranty deed, such proportionate undivided interests therein. The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon the notice of the other Participants' election to accept the proportionate interest therein. The other Participants shall promptly pay to the acquiring Participant their proportionate shares of the latter's actual out-of-pocket acquisition costs.

        13.4     Option Partially Exercised or Not Exercised.

        (a) If only one other Participant gives notice within the 30 day period set forth in Section 13.3, the non-notifying Participant shall have no interest in the acquired interest and the acquired interest shall not become a part of the Properties or be subject to this Agreement. The acquiring Participant and the notifying Participant shall follow the procedures set out in
Section 13.3 and the notifying Participant shall receive and pay for an interest in the interest equal to its Relative Interest and the acquiring Participant and the notifying Participant shall then own the interest independently of the Venture.

        (b) If no other Participant gives such notice within the 30 day period set forth in Section 13.3, the non-notifying Participants shall have no interest in the acquired interest, and the acquired interest shall not become a part of the Properties or be subject to this Agreement.

        13.5 Special Provisions Related To The Norbritex Properties. The Participants agree and, to the extent necessary, Greens Creek and CSX Juneau, which joins in this Agreement solely for the purposes of this Section 13.5, amend the Norbritex Venture Agreement, as follows:

        (a) Upon execution of this Agreement, the area of influence of the Norbritex Venture shall automatically terminate, and the Norbritex Venture Agreement is hereby amended to delete all provisions relating thereto.

        (b) Within 12 months from the Effective Date, an independent geological assessment and appraisal of the Norbritex Properties and all other rights relating thereto shall be prepared and submitted to the Management Committee. The cost of such assessment and appraisal shall be borne by the Venture. The Management Committee shall decide at the next meeting following such submission whether to acquire the Norbritex Property.

        (c) If the Management Committee unanimously decides to acquire the Norbritex Property, the Norbritex Property shall be transferred by the Norbritex Venture parties to the Venture. If the appraised value of the Norbritex Property is less than or equal to $318,000, no payment shall be made by the Venture for the Norbritex Property. If the appraised value is in excess of $318,000, the excess shall be paid by the Venture to Greens Creek (73.89%) and CSX Juneau (26.11%) as the Norbritex Venture parties.

        (d) If the Management Committee does not unanimously decide to acquire all or a portion of the Norbritex Property, the Manager shall dispose of such property on behalf of the Norbritex Venture (i) to a Participant or an Affiliate at the appraised value, or (ii) to a third party on reasonable arm's length terms. Proceeds from the disposal of the Norbritex Property under this
Section 13.5 shall be distributed as follows:

                                                     Proceeds                   Proceeds in
                 Payee                               Up to $318,000             Excess of $318,000
                 -----                               --------------             ------------------
                 Greens Creek                         57.7505%                        73.89%
                 Hecla                                29.7331%                         0.00%
                 CSX                                  12.5164%                         0.00%
                 CSX Juneau                            0.0000%                        26.11%
                                                     ---------                       -------

                                                     100.0000%                        100.0%

        (e) Upon disposition of the Norbritex Property pursuant to this Section, the Norbritex Venture and the Norbritex Venture Agreement shall automatically terminate. The Participants and CSX Juneau agree to execute any other instruments or take such actions as may be necessary to effectuate the disposition of the Norbritex Property and the termination of the Norbritex Venture and the Norbritex Venture Agreement.


                                  ARTICLE XIV
                    ABANDONMENT AND SURRENDER OF PROPERTIES

        14.1 Surrender or Abandonment of Property. The Management Committee may authorize the Manager to surrender or abandon part or all of the Properties. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant or Participants, the Participant or Participants that desire to abandon or surrender shall assign to the objecting Participant or to the objecting Participants in proportion to their Relative Interests, by special warranty deed and without cost to the surrendering Participant or Participants, all of the surrendering Participant's or Participants' interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties.

        14.2 Reacquisition. If any Properties are abandoned or surrendered under the provisions of this Article XIV, then, unless this Agreement is earlier terminated, no Participant nor any Affiliate thereof shall acquire any interest in such Properties for a period of two years following the date of such abandonment or surrender. If a Participant reacquires any Properties in violation of this Section 14.2, any other Participant may elect by notice to the reacquiring Participant with 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Participant and shall not be included for purposes of calculating the Participants' respective Participating Interests.


                                   ARTICLE XV
                              TRANSFER OF INTEREST

        15.1 General. A Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article XV.

        15.2 Limitations on Free Transferability. The Transfer right of a Participant in Section 15.1 shall be subject to the following terms and conditions:

        (a) No transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participants notice of the Transfer, and except as provided in Sections 15.2(g) and 15.2(h), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

        (b) No transfer shall be permitted if admission of the transferee to the Venture would prohibit or limit the Venture under then applicable law from obtaining, amending, revising, renewing, or maintaining in good standing any permits or approvals necessary to conduct Operations. Any proposed transferee must represent and warrant to the Venture that the proposed transferee's admission would not result in any such prohibition or limitation;

        (c) No Transfer permitted by this Article XV shall relieve the transferring Participant of its share of any liability (including, without limitation, reclamation liability) which arises out of Operations conducted prior to such Transfer, whether such liability is known or unknown at the time of Transfer and whether such liability is asserted before or after the Transfer;

        (d) The transferring Participant and the transferee shall bear all tax consequences of the Transfer;

        (e) In the event of a Transfer of less than all of a Participating Interest other than to another Participant, the transferring Participant and its transferee shall act and be treated as one Participant;

        (f) No Participant shall Transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

        (g) If the Transfer is the grant of a security interest to a third party by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participants hereunder other than as provided in Section 6.4(c). Upon any foreclosure or other enforcement of rights in the security interest, the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participants, and it shall comply with and be bound by the terms and conditions of this Agreement;

        (h) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article XI creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement;

        (i) For purposes of the notice required under Section 15.3(a), the purchase price for all Transfers shall be expressed in U.S. dollars, regardless of whether the purchase price calls for the payment of money, and to the extent the purchase price includes property other than Assets, such purchase price shall describe the portion of the purchase price attributable to Assets;

        (j) The following shall not be deemed a Transfer, nor shall the transferee be deemed an assignee for purposes of this Agreement:

        (i) a transfer by a Participant to an Affiliate, provided that the Participant shall continue to be liable for all obligations hereunder, and provided further that any transfer of less than all of a Participant's Participating Interest shall be subject to the provisions of Section 15.2(e);

        (ii)     a transfer by a Participant of all or
substantially all of its assets, or a sale of all shares of a corporate Participant by its parent corporation or other entity holding such shares, or such other corporate merger, consolidation or reorganization of a Participant, by which the surviving entity shall possess substantially all of the property rights and interests, or all of the shares, and shall be subject to substantially all of the liabilities and obligations of that Participant; provided, however, that the interest of the Participant in this Agreement and the Assets and its Participating Interest are not substantially all of assets of the Participant; and provided further, however, that the transferee is or following the Transfer will be substantially similar in financial strength to the transferring Participant;

        (iii)    an incorporation of a Participant; or

        (iv) a transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a majority or controlling interest, provided that any transfer of less than all of a Participant's Participating Interest shall be subject to the provisions of
Section 15.2(e); and

        (k) If the interest of a Participant in this Agreement and the Assets and its Participating Interest are all or substantially all of the assets of the Participant, or are not all or substantially all of its assets but the financial strength of the transferee will be substantially less than the financial strength of the transferring Participant, a sale of all shares of a corporate Participant or the sale of all shares of any Affiliate of a Participant (by which the Participant is effectively subject to new ownership or management) or such other corporate merger, consolidation or reorganization, shall be deemed a Transfer. A transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a minority or non- controlling interest shall also be deemed a Transfer, provided that any transfer of less than all of a Participant's Participating Interest shall be subject to the provisions of Section 15.2(e).

        15.3 Preemptive Right. Except as otherwise provided in Section 15.4, if a Participant desires to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets, the other Participants shall have a preemptive right to acquire such interests as provided in this Section 15.3.

        (a) A Participant intending to Transfer all or any part of its interest in this Agreement, its Participating Interest, or the Assets shall promptly notify the other Participants of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or contract for sale. The other Participants shall have 30 days from the date such notice is delivered to notify the transferring Participant whether they elect to acquire the offered interest at the price stated in the notice and on the same terms and conditions as set forth in the notice. If one or more Participants so elect, the Transfer shall be consummated promptly after notice of such election is delivered to the transferring Participant. If more than one Participant does so elect, the offered interest shall be transferred to each electing Participant in proportion to its Relative Interest. If only one Participant does so elect, the offered interest shall be transferred to the electing Participant.

        (b) If all other Participants fail to so elect within the period provided for in Section 15.3(a), the transferring Participant shall have 180 days following the expiration of such period to consummate the Transfer to a third party at the price stated in the notice and on terms and conditions no less favorable than those stated in the notice required in Section 15.3(a).

        (c) If the transferring Participant fails to consummate the Transfer to a third party within the period set forth in Section 15.3(b), the preemptive right of the other Participants in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 15.3.

        (d) Upon a foreclosure or other enforcement of rights in a security interest created by mortgage, deed of trust, lien or other encumbrance of any interest in this Agreement or the Assets or its Participating Interest made to secure a loan or other indebtedness of a Participant (herein a "Foreclosure or Other Sale"), each other Participant shall have a preemptive right to acquire the interests purchased at the Foreclosure or Other Sale from the acquiring third party at the price paid by the acquiring third party, which right shall be exercised within 30 days after such sale occurs, by notice given to the acquiring third party, reflecting each such other Participant's election to acquire such interest at the price paid by such acquiring third party in the Foreclosure or Other Sale. If one or more of such other Participants does so elect, the Transfer to such Participant or Participants shall be consummated promptly after such notice. The preemptive right created under this Section shall be subject to all of the redemption rights or other rights to recover property created by law.

        (e) If a Participant's interest in this Agreement and the Assets and its Participating Interest are all or substantially all of the assets of such Participant, or are not all or substantially all of the assets but the financial strength of the transferee, if any, will be substantially less than the financial strength of the transferring Participant, the preemptive right created under this Section shall apply to a transfer of all shares of a corporate Participant or the sale of all shares of any Affiliate of a Participant (by which the Participant is effectively subject to new ownership or management) or such other corporate merger, consolidation or reorganization. A transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a minority or non-controlling interest shall also be subject to the preemptive right created under this Section.

        (f) The sale of a Participant's interest in this Agreement and the Assets and its Participating Interest pursuant to a bankruptcy or similar proceeding shall be subject to the preemptive right of the other Participants created under this Section.

        15.4 Exceptions to Preemptive Right. Section 15.3 shall not apply to the following:

        (a) Incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

        (b)      The transfers referred to in Sections 15.2(j);

        (c) The grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance; or

        (d) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article XI.

        15.5 Exception for CSX. Notwithstanding anything else contained in this Article XV, a Transfer by CSX of all of its interest in this Agreement and the Assets and its Participating Interest or sale of all shares of the stock of CSX by its parent corporation shall not be subject to (a) Section 15.2(c), so long as CSX demonstrates to the reasonable satisfaction of Greens Creek and Hecla that the transferee has a net worth sufficient to cover CSX's share of estimated reclamation liabilities as described in that certain Greens Creek Mine Reclamation Cost Estimate dated July 10, 1992 filed with the United States Forest Service, as may be amended from time to time hereafter, provided that no amendments within the six month period preceding the transfer shall be considered in determining the sufficiency of the transferee's net worth; and (b)
Section 15.3.  Upon such Transfer or sale, the exceptions provided by this
Section 15.5 shall terminate and the transferee shall not be entitled to the exceptions contained in this Section 15.5 but shall be subject to all of the provisions of this Agreement. For purposes of this Section 15.5, the provisions of Sections 15.2(j) and (k) shall not apply to determine when a transaction constitutes a Transfer, so that any Transfer by CSX of its interest in this Agreement and the Assets and its Participating Interest or sale of all shares of the stock of CSX shall be subject to all other provisions of Section 15.2 except as specifically provided in this Section 15.5.

        15.6 Exceptions for Greens Creek and Hecla. Notwithstanding anything else contained in this Article XV, a Transfer by Greens Creek or Hecla of all or any part of their respective interests in this Agreement and the Assets and their Participating Interests or the sale of all shares of the stock of Greens Creek by its parent corporation shall be subject to the following provisions:

        (a) The price at which another Participant may purchase the offered interest of Greens Creek or Hecla pursuant to Section 15.3(a) shall be 110% of the price stated in the notice to the other Participants;

        (b) The sale of all shares of the stock of Greens Creek shall not be subject to the provisions of Section 15.3; and

        (c) Hecla shall be entitled to transfer its interest in this Agreement and the Assets and its Participating Interest to a single purpose, wholly owned subsidiary of Hecla, and such transfer and the sale of all shares of stock of such subsidiary by Hecla shall not be subject to the provisions of
Section 15.3.

Upon the Transfer or sale, the exceptions provided by this Section 15.6 shall terminate with respect to the interest transferred or sold and the transferee shall not be entitled to the exceptions contained in this Section 15.6 but shall be subject to all of the provisions of this Agreement. For purposes of this Section 15.6, the provisions of Sections 15.2(j) and (k) shall not apply to determine when a transaction constitutes a Transfer, so that any Transfer by Greens Creek or Hecla of its interest in this Agreement and the Assets and its Participating Interest or the sale of all shares of the stock of Greens Creek shall be subject to all other provisions of Section 15.2.


                                  ARTICLE XVI
                               PROJECT FINANCING

        16.1 Ownership, Transfer and Encumbrance of Participating Interests. Each of the Participants may fund its obligations under this Agreement (except for obligations arising under Section 9.7(b) which will be financed or funded by the Manager) through a financing arranged by the Participant, the repayment of which is secured by a Lien, as defined below, Any such financing shall be deemed to be a "Project Financing" and shall be subject to the provisions of this Article XVI.

        (a) The Manager will maintain a record (the "Ownership Record") of the persons owning Participating Interests in the Venture, their respective Participating Interest amounts and dates of ownership. On the request of any Participant, the Manager will also record any direct or indirect lien, pledge, mortgage or other security interest covering that Participant's Participating Interest in the Venture (or any part thereof), the capital stock of such Participant, and/or any other collateral assignment of the related rights of such Participant under this Agreement (collectively, a "Lien") by noting such Lien in the Ownership Record. A Lien so noted is referred to in this Agreement as a "Recorded Lien" and the holder thereof, a "Lienholder". The Manager will not be responsible for updating the Lien information on the Ownership Record, except when requested to do so by a Participant. The Manager will not be liable to any person for any actions taken in connection with maintaining the Ownership Record. A Participant may remove a Recorded Lien from the Ownership Record by delivering to the Manager an executed form of satisfaction relating to such Recorded Lien. Should any inconsistency or conflict arise between the Ownership Record and any applicable public record as to the relative priority of any Recorded Lien, the public records shall control in determining the relative rights and priorities of third parties.

        (b) No direct or indirect Transfer of a Participating Interest subject to a Recorded Lien shall be effective unless prior written notice of such action is delivered to the existing Lienholder not less than 30 days prior to consummation of such action. Any such Transfer shall be subject to such Recorded Lien.

        16.2     Lienholder Rights and Obligations on Foreclosure.

        (a) In the event that the Lienholder forecloses upon the Participating Interest (or capital stock) of a Participant (the "Affected Participant") subject to its Lien or exercises rights prior to a foreclosure pursuant to a security instrument ("Pre-Foreclosure Rights"), then, subject to compliance with the provisions of Section 16.2(b), the Lienholder will be entitled to exercise all rights of the Affected Participant with respect to the Venture and this Agreement (including, without limitation, the right to vote such Participating Interest in accordance with the provisions of this Agreement, the right to otherwise participate in the management and administration of the Venture's business and affairs, the right to obtain information regarding the Venture and its transactions and the right to inspect the books and records of the Venture). If a Lienholder initiates foreclosure proceedings or exercises Pre-Foreclosure Rights with respect to the Participating Interests (or capital stock) of more than one Affected Participant, the Lienholder may vote such Participating Interest on behalf of, and in substitution of the vote of, such Participant until such time as either (i) another Participant or other Participants purchases the collateral pursuant to Section 15.3(d) or (ii) the collateral is sold at a foreclosure sale.

        (b) A Lienholder shall be permitted to exercise Preforeclosure Rights and foreclose upon its Lien on a Participating Interest if such Lienholder delivers to the Manager (or, if the Manager is the Affected Participant, to each other Participant) either (i) a copy of an involuntary or voluntary bankruptcy petition (or an equivalent document under state law) filed in connection with the bankruptcy or insolvency of the Affected Participant,
(ii) a copy of a preliminary injunctive order (or equivalent judicial action), issued by a court of competent jurisdiction, permitting the Lienholder to exercise such Pre-Foreclosure Rights or to foreclose or (iii) a copy of a declaratory judgment (or equivalent judicial action) issued by a court of competent jurisdiction, declaring that the Lienholder is entitled to exercise such Pre-Foreclosure Rights or to foreclose.

        (c) Upon compliance with the provisions of Section 16.2(b), a Lienholder may deliver written notice to the Manager (or, if the Manager is the Affected Participant, to each other Participant) initiating the procedure set forth in this Section 16.2(c) and identifying the Affected Participant, the collateral subject to the Recorded Lien, and the aggregate amount of the principal of, accrued interest on and other amounts owing with respect to the financing secured by the Recorded Lien (the "Accelerated Loan Amount"); provided that a Lienholder exercising Pre-Foreclosure Rights shall deliver a notice pursuant to this Section 16.2(c) no later than 90 days after the delivery of the documentation referred to in Section 16.2(b). Each Participant that is not an Affected Participant shall have the right and option, exercisable within 30 days of the date of delivery of such notice, to purchase (and the Lienholder and the Affected Participant shall be obligated to convey) all, but not less than all, the collateral subject to the Recorded Lien, upon payment to the Lienholder of the Accelerated Loan Amount. If two or more Participants desire to purchase such collateral, each such Participant shall be entitled to purchase their Relative Interests in the collateral.

        (d) In exercising Pre-Foreclosure Rights, each Lienholder will be subject to the provisions of this Agreement, as such provisions would apply to the Affected Participant.

        (e) Any action taken by the Lienholder in the exercise of Pre-Foreclosure Rights shall bind such Affected Participant. The Affected Participant waives any and all claims against the other Participants arising out of the exercise by a Lienholder of Pre-Foreclosure Rights.

        16.3 Waiver of Preferential Purchase Right. The following actions will not be subject to the preemptive rights set forth in

Section 15.3 (provided that written notice of such action shall be given to the Manager at least 10 days prior to the effectiveness of any transaction pursuant to paragraphs (a) and (b) below and no more than 30 days after the exercise of Pre- Foreclosure Rights pursuant to paragraph (c) below):

        (a) The grant of a Lien covering the Participating Interest of a Participant to any bank or other financial institution to secure financing obtained by such Participant to fund its portion of any approved Program and Budget (a "Financing").

        (b) The grant of a Lien covering the capital stock of a Participant to secure Financing.

        (c) Any extension of Pre-Foreclosure Rights by a Lienholder pursuant to any Financing with respect to the Participating Interest or capital stock of a Participant.


                                  ARTICLE XVII
                                CONFIDENTIALITY

        17.1 General. The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 17.2, shall not be disclosed to any third party or the public without the prior written consent of the other Participants, which consent shall not be unreasonably withheld.

        17.2 Exceptions. The consent required by Section 17.1 shall not apply to a disclosure:

        (a) By a Participant to a potential successor by sale of all or substantially all of its assets, or to a potential successor by consolidation or merger, or to a proposed joint venture or partnership in which such Participant may become a participating partner or venturer;

        (b) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

        (c) To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

        (d) To a governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange;

In any case to which this Section 17.2 is applicable, the disclosing Participant shall give notice to the other Participants concurrently with the making of such disclosure. As to any disclosure pursuant to Section 17.2(a),
(b) or (c), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this
Article XVII. A confidentiality agreement in the form attached to this Agreement as Exhibit G executed by such third party shall be deemed to comply with the requirements of the preceding sentence.

        17.3 Disclaimers. Notwithstanding anything contained in this Agreement to the contrary, a Participant shall not disclose any geological, engineering or other data to any third party without disclosing the existence and nature of any disclaimers which accompany such data or which are made in
Section 8.2(n).

        17.4 Duration of Confidentiality. The provisions of this Article XVII shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to Section 12.1 or 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.


                                 ARTICLE XVIII
                               GENERAL PROVISIONS

        18.1 Notices. All notices and other communications ("Notices") required or allowed by this Agreement shall be in writing, and shall be addressed respectively as follows:


                 If to Greens Creek:

                          Kennecott Greens Creek Mining Company
                          P.O. Box 32199
                          Juneau, Alaska 99803-2199
                          Attention:  General Manager
                          Telephone:  (907) 789-8100
                          Telecopier:  (907) 789-7112

                 with a copy to:

                          Kennecott Corporation
                          10 East South Temple Street
                          Salt Lake City, Utah 84133
                          Attention:  Law Department
                          Telephone: (801) 322-7000
                          Telecopier: (801) 322-8081
                 and to:

                          Kennecott Minerals Company
                          10 East South Temple Street
                          Salt Lake City, Utah 84133
                          Attention: President
                          Telephone: (801) 322-7000
                          Telecopier: (801) 322-8181

                 If to Hecla:

                          Hecla Mining Company
                          6500 Mineral Drive
                          Coeur d'Alene, Idaho 83814-8788
                          Attention:  Vice President - Metal Mining
                          Telephone:  (208) 769-4100
                          Telecopier:  (208) 769-4159

                 with a copy to:

                          Hecla Mining Company
                          6500 Mineral Drive
                          Coeur d'Alene, Idaho 83814-8788
                          Attention:  Vice-President - General Counsel
                          Telephone:  (208) 769-4100
                          Telecopier:  (208) 769-4159

                 If to CSX:

                          CSX Alaska Mining Inc.
                          One James Center
                          901 East Cary Street
                          Richmond, Virginia 23219
                          Attention:  James Ermer
                          Telephone:  (804) 782-1427
                          Telecopier:  (804) 783-1380

                 with a copy to:

                          CSX Alaska Mining Inc.
                          1049 West 5th Avenue
                          Anchorage, Alaska  99501
                          Attention:  William V. McHugh
                          Telephone:  (907) 265-3100
                          Telecopier:  (907 265-3180

                 And to:

                          CSX Corporation
                          One James Center
                          901 East Cary Street
                          Richmond, Virginia 23219
                          Attention:  General Counsel

                          Telephone:  (804) 783-1343
                          Telecopier:  (804) 783-1355



All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Participant may change its address by Notice to the other Participants.

        18.2 Waiver. The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

        18.3 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

        18.4 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participants of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Participants to advance funds pursuant to
Section 10.2 shall be reduced to levels consistent with Operations.

        18.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Alaska, except for its rules pertaining to conflicts of laws.

        18.6 Severability. In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        18.7 Rule Against Perpetuities. Notwithstanding any other provision contained herein, if any property interest created hereunder does not vest on the execution of this Agreement, it shall either vest within 20 years and 364 days after the death of the last surviving descendant of the individuals who sign this Agreement on behalf of the Participants who is alive on the execution of this Agreement, or such interest shall terminate on such date.

        18.8 Further Assurances. Each of the Participants agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenience to implement and carry out the intent and purpose of this Agreement.

        18.9 Survival of Terms and Conditions. The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run:
Sections  4.3, 6.4, 6.5, 6.6, 10.3, 12.3, 12.4, 12.5, 12.6, 12.7,  12.8 and
Article XVII.

        18.10 Entire Agreement; Integration. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof.

        18.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

        18.12 Memorandum. At the request of any Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by the Manager. This Agreement shall not be recorded.

        18.13 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same instrument.

        18.14 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        18.15 Binding Agreement. The Participants intend this Agreement to be binding and effective immediately upon execution by the Participants.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                     KENNECOTT GREENS CREEK MINING
                                     COMPANY



                                     By
                                     Its


                                     HECLA MINING COMPANY



                                     By
                                     Its


                                     CSX ALASKA MINING INC.



                                     By
                                     Its


        Entered into and agreed to and executed solely for the purposes of
Section 13.5 of this Agreement.

                                     CSX JUNEAU MINING INC.


                                     By
                                     Its

                                   EXHIBIT B

                              ACCOUNTING PROCEDURE


        The financial and accounting procedures to be followed by the Manager and the Participants under the Agreement are set forth below. References in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement.


                                   ARTICLE I
                               GENERAL PROVISIONS

        1.1 General Accounting Records. The Manager shall maintain detailed and comprehensive cost accounting records in accordance with this Accounting Procedure, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Participants.

        1.2 Bank Accounts. The Manager shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts for the Venture.

        1.3 Statements and Billings. The Manager shall prepare statements and bill the Participants as provided in Article X of the Agreement. Payment of any such billings by any Participant, including the Manager, shall not prejudice such Participant's right to protest or question the correctness thereof for a period not to exceed 12 months following the receipt of an audit prepared pursuant to Section 10.4 of the Agreement for the year for which such billings were made. All written exceptions to and claims upon the Manager for incorrect charges, billings or statements shall be made upon the Manager within such 12 month period. The time period permitted for adjustments hereunder shall not apply to adjustments resulting from periodic inventories as provided in Article V.


                                   ARTICLE II
                            CHARGES TO JOINT ACCOUNT

        Subject to the limitations hereinafter set forth, the Manager shall charge the Joint Account with the following:

        2.1 Rentals, Royalties and Other Payments. All property acquisition and holding costs, including filing fees, license fees, costs of permits and assessment work, delay rentals, production royalties, including any required advances, and all other payments made by the Manager which are necessary to acquire or maintain title to the Assets.

        2.2      Labor and Employee Benefits.

        (a) Salaries and wages of (i) the Manager's employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to and directly employed by same; and (ii) technical personnel of the Manager or its parent or Affiliate that may be required or utilized by the Manager and who are not employed by or assigned to the Venture. The salaries and wages of such nonassigned personnel shall be charged proportionately to the time actually devoted to the Venture and the Venture shall also be charged for travel and living expenses as appropriate.

        (b) The Manager's cost of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2(a) and 2.12. Such costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Manager's cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Manager.

        (c) The Manager's actual cost of established plans for employees' group life insurance, medical and hospitalization, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under Sections 2.2(a) or 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under Sections 2.2(a) or 2.12, provided that the plans are limited to the extent feasible to those customary in the industry, and the Manager's estimated cost as established by actuarial calculations for established pension, retirement and post-retirement benefit plans.

        (d) Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12, including all penalties except those resulting from the willful misconduct or gross negligence of the Manager.

        2.3 Materials, Equipment and Supplies. The cost of materials, equipment and supplies (herein called "Material") purchased from unaffiliated third parties or furnished by the Manager or any Participant as provided in
Article III. The Manager shall purchase or furnish only so much Material as may be required for immediate use in efficient and economical Operations. The Manager shall also maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

        2.4 Equipment and Facilities Furnished by Manager. The cost of machinery, equipment and facilities owned by the Manager and used in Operations or used to provide support or utility services to Operations charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment and facilities. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and interest at a rate not to exceed 3% per annum. Such rates shall not exceed the average commercial rates currently prevailing in the vicinity of the Operations.

        2.5 Transportation. Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the Operations.

        2.6 Contract Services and Utilities. The cost of contract services and utilities procured from outside sources, other than services described in Sections 2.9 and 2.13. If contract services are performed by the Manager or an Affiliate thereof, the cost charged to the Joint Account shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Operations.

        2.7 Insurance Premiums. Net premiums paid for insurance required to be carried for Operations for the protection of the Participants. When the Operations are conducted in an area where the Manager may self-insure for Workmen's Compensation and/or Employer's Liability under state law, the Manager may elect to include such risks in its self-insurance program and shall charge its costs of self-insuring such risks to the Joint Account provided that such charges shall not exceed published manual rates.

        2.8 Damages and Losses. All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets resulting from any cause other than the willful misconduct or gross negligence of the Manager. The Manager shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Manager.

        2.9      Legal and Regulatory Expense.  Except as otherwise provided in
Section 2.13, all legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets of the Venture. All attorney's fees and other legal costs to handle, investigate and settle litigation or claims, including the cost of legal services provided by the Manager's legal staff shall not be charged to the Joint Account unless approved by the Management Committee. Settlements in excess of $250,000 in cash or value shall not be charged to the Joint Account unless also approved by each of the non-managing Participants as provided in Section 8.2(g) of the Agreement.

        2.10 Audit. Cost of annual audits under Section 10.4 of the Agreement.

        2.11 Taxes. All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by the Manager for the benefit of the Participants. Each Participant is separately responsible for income taxes which are attributable to its respective Participating Interest.

        2.12 District and Camp Expense (Field Supervision and Camp Expenses). A pro rata portion of (i) the salaries and expenses of the Manager's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office other than its parent corporation's corporate headquarters (herein called "the Manager's Project Office") and any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. The total of such charges for all properties served by the Manager's employees and facilities shall be apportioned to the Joint Account on the basis of a ratio, the numerator of which is the direct labor costs of the Operations and the denominator of which is the total direct labor costs incurred for all activities served by the Manager.

        2.13     Administrative Charge.

        (a) Each month, the Manager shall charge the Joint Account a sum which shall be a liquidated amount to reimburse the Manager for its home office overhead and general and administrative expenses incurred during that month and which shall be in lieu of any management fee. The charge shall be at the graduated rate shown in the following table:

 BRACKET               ALLOWABLE COSTS                                ADMINISTRATIVE CHARGE
 -------               ---------------                                ---------------------
    A           $1 to $250,000                   7% of the amount in this Bracket

    B           $250,001 to $500,000             5% of the amount in this Bracket plus 7% of the amount in
                                                 Bracket A

    C           $500,001 to $750,000             3% of the amount in this Bracket plus 5% and 7% of the amounts in Brackets B and A, respectively

    D           $750,001 to $1,000,000           2% of the amount in this Bracket plus 3%, 5% and 7% of the amounts in Brackets C, B and A, respectively

    E           Over $1,000,000                  1% of the amount in this Bracket plus 2%, 3%, 5% and 7% of the amounts in Brackets D, C, B and A, respectively


        (b) The term "Allowable Costs" as used in this Section 2.13 for Operations shall mean all charges to the Joint Account for that month excluding
(i) the administrative charge referred to herein; (ii) depreciation, depletion or amortization of tangible or intangible assets; (iii) amounts charged for the Manager's parent corporation's corporate headquarter's expenses and the costs of administrative, accounting or secretarial services performed by manager's non-technical employees.

        (c) The Management Committee shall annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive. Amendment of the methodology or rates shall require a unanimous decision by the members of the Management Committee.

        2.14 Other Expenditures. Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Manager for the necessary and proper conduct of Operations.


                                  ARTICLE III
                       BASIS OF CHARGES TO JOINT ACCOUNT

        3.1 Purchases. Material purchased and services procured from third parties shall be charged to the Joint Account by the Manager at invoiced cost, including applicable transfer taxes, less all discounts taken. If any Material is determined to be defective or is returned to a vendor for any other reason, the Manager shall credit the Joint Account when an adjustment is received from the vendor.

        3.2 Material Furnished by or Transferred to the Manager or a Participant. Any Material furnished by the Manager or Participant from its stocks or transferred to the Manager or Participant shall be priced on the following basis:

        (a)      New Material.  New Material transferred from the
Manager or Participant shall be priced F.0.B. the nearest reputable supply store or railway receiving point, where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called, "New Price").

        (b)      Used Material.

        (1) Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced as follows:

        (i) Used Material transferred by the Manager or Participant shall be priced at seventy-five percent (75%) of the New Price;

        (ii) Used Material transferred to the Manager or Participant shall be priced (1) at seventy-five percent (75%) of the New Price if such Material was originally charged to the Joint Account as new Material, or (2) at sixty-five percent (65%) of the New Price if such Material was originally charged to the Joint Account as good used Material at seventy-five percent (75%) of the New Price.

        (2)      Other used Material which, after
reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at 50 percent (50%) of New Price. The cost of any reconditioning shall be borne by the transferee.

        (3) All other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes.

        (c) Obsolete Material. Any Material which is serviceable and usable for its original function, but its condition is not equivalent to that which would justify a price as provided above shall be priced by the Management Committee. Such price shall be set at a level which will result in a charge to the Joint Account equal to the value of the service to be rendered by such Material.

        3.3 Premium Prices. Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual circumstances over which the Manager has no control, the Manager may charge the Joint Account for the required Material on the basis of the Manager's direct cost and expenses incurred in procuring such Material and making it suitable for use. The Manager shall give written notice of the proposed charge to the Participants prior to the time when such charge is to be billed, whereupon any Participant shall have the right, by notifying the Manager within ten days of the delivery of the notice from the Manager, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to the Manager.

        3.4 Warranty of Material Furnished by the Manager or Participants. Neither the Manager nor any Participant warrants the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Joint Account for defective Material until adjustments are received by the Manager from the dealer, manufacturer or their respective agents.


                                   ARTICLE IV
                              DISPOSAL OF MATERIAL

        4.1 Disposition Generally. The Manager shall have no obligation to purchase a Participant's interest in Material. The Management Committee shall determine the disposition of major items of surplus Material, provided the Manager shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by transfer to the Participants as provided in
Section 4.2.

        4.2 Distribution to Participants. Any Material to be distributed to the Participants shall be made in proportion to their respective Participating Interests, and corresponding credits shall be made to the Joint Account on the basis provided in Section 3.2.

        4.3 Sales. Sales of Material to third parties shall be credited to the Joint Account at the net amount received. Any damages or claims by the Purchaser shall be charged back to the Joint Account if and when paid.


                                   ARTICLE V
                                  INVENTORIES

        5.1 Periodic Inventories, Notice and Representations. At reasonable intervals, inventories shall be taken by the Manager, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Joint Account. Inventories of in process and finished Products shall be taken at least quarterly and the Manager shall promptly prepare and present to the Management Committee a report on the results of such inventory. A Participant may be represented at any inventory. Except in the case of fraud by the Manager, a Participant shall be deemed to have accepted the results of any inventory of Material taken by the Manager if the Participant fails to be represented at such inventory and to have accepted the results of any inventory of Products taken by the Manager if the Participant fails to object to the results of the inventory within 30 days of receipt of the Manager's report.

        5.2 Reconciliation and Adjustment of Inventories. Reconciliation of inventory with charges to the Joint Account shall be made, and a list of averages and shortages shall be furnished to the Management Committee within six
(6) months after the inventory is taken. Inventory adjustments shall be made by the Manager to the Joint Account for averages and shortages, but the Manager shall be held accountable to the Venture only for shortages due to lack of reasonable diligence.

        5.3 Special Inventories. Special inventories may be taken by a Participant and any purchaser of the Participant's interest in the Venture in connection with the sale of such interest. Both the selling Participant and the purchaser may be represented at the special inventory. The expense of such inventory shall be borne solely by the selling Participant and the purchaser. The results of any special inventory shall promptly be provided to the Management Committee.

                                   EXHIBIT D

                            NET PROCEEDS CALCULATION


A.      DEFINITION OF NET PROCEEDS.

        "Net Proceeds" shall be any excess of Receipts over Disbursements for any calendar quarter. To compute Net Proceeds, the Receipts for the calendar quarter are compared to all prior unrecovered Disbursements (including Disbursements for the present quarter). If Receipts exceed all prior unrecovered Disbursements (including Disbursements for the present quarter), Net Proceeds will be paid at the appropriate percentage. If Receipts are less than all prior unrecovered Disbursements (including Disbursements for the present quarter), the amount by which Disbursements exceed Receipts will be carried forward and added to the Disbursements made in the ensuing calendar quarter and the process will be repeated.

B.      OTHER DEFINITIONS.

        1. "Payor" shall mean the person or entity obligated to pay Net Proceeds to the Royalty Holder pursuant to the terms of the Agreement.

        2. "Royalty Holder" shall mean the person or entity entitled to receive a Net Proceeds interest pursuant to the terms of the Venture Agreement.

        3. "Receipts" shall be all revenues actually received during the calendar quarter from the sale, lease or rental of Assets to third parties or the use of Assets by the Payor other than with respect to the Properties; insurance proceeds from the loss, damage or destruction of Assets; and the production of Products from the Properties. Receipts from the production, sale, use or other disposition of Assets or Products shall be determined as follows:

        (a) If Products derived from the Properties are sold to a smelter, refiner or other purchaser (other than the Payor or Affiliates of the Payor), Receipts shall equal the amount of revenues actually received by the Payor from the smelter, refiner or other purchaser of Products, plus any bonuses and subsidies, less all penalties, assaying and sampling charges whether deducted by the purchaser or paid or incurred by the Payor;

        (b) Except as provided in (c) below, if Products derived from the Properties are sold to the Payor or an Affiliate of the Payor or if any Participant takes its share of Products in kind under Section 11.1 of the Agreement, then for purposes of determining Receipts, such Products shall be deemed conclusively to have been sold at a price equal to the fair market value of a sale to arm's length purchasers;

        (c) If the Payor produces as a final product or has produced as a final product through a tolling/refining contract or any other transaction that results in the Payor owning title to fine gold and/or silver bullion or dore bullion produced from the Properties, and such products have not been sold within 30 days after the end of the month in which the final product was produced, then Receipts shall mean the amount of fine gold and/or silver bullion produced or the amount of payable gold and/or silver contained in dore bullion produced from the Properties multiplied by (i) for gold, the average London Bullion Market Association P.M. Gold Fixing for the calendar quarter of production and (ii) for silver, the average London Bullion Market Association daily Silver Fixing on the date such bullion is made available to the Payor by the smelter, mint or refiner that processes such Products. The average price for the calendar quarter shall be determined by dividing the sum of all daily prices posted during the calendar quarter by the number of days that prices were posted. The posted price shall be obtained from The Wall Street Journal, Reuters, or other reliable source. If either the London Bullion Brokers P.M. Gold Fixing or the London Bullion Market Association daily Silver Fixing ceases to be published, the parties shall agree upon a similar alternative method for determining the average daily spot market price for gold or silver, as the case may be. In any case, the Royalty Holder shall have no right to participate in any hedging, trading or other similar transaction involving Products derived from the Properties; and

        (d) If Assets are leased, sold, rented or used by the Payor other than with respect to the Properties, Receipts shall be the actual revenues received; provided, however, that if such sale, lease, rental or use is not an arms-length transaction, the fair market value of such transaction shall be used to determine Receipts.

        4. "Disbursements" shall mean Capital Expenditures and Operating Expenses actually paid, at or for the benefit of Assets, by the Payor subsequent to the date a Participant is deemed to have withdrawn pursuant to Section 6.5 of the Agreement.

        5. "Capital Expenditures" shall mean the aggregate of costs incurred relating to the development of a mine and Assets, within the Area of Interest existing at the time the Royalty Holder became entitled to receive Net Proceeds as follows:

        (a) all costs of or related to the construction of a mine or any mine or mill building, including crushing, grinding, washing, concentrating and/or other treatment or operation facility, and all costs of any related equipment;

        (b) all costs of or related to the construction of storage and warehouse facilities for ore or Products derived from such mine;

        (c) all costs of or related to transportation facilities for moving ore or concentrates derived from such mine or mill and/or any Products derived from such ore or concentrates;

        (d) all costs of or related to the provision of utilities, housing for employees, training of employees, medical and recreational facilities, and similar infrastructure costs, not otherwise included in Operating Expenses;

        (e) all costs of or related to property acquisition within the Area of Interest at the time the Royalty Holder became entitled to Net Proceeds; and

        (f) all other costs, whether similar or dissimilar to the foregoing, which are treated as capital items under the Payor's accounting practices.

        6. "Operating Expenses" shall mean the following costs and expenses relating to a mine or the Assets within the Area of Interest at the time the Royalty Holder became entitled to Net Proceeds:

        (a)      all costs of or related to Exploration and Development;

        (b) all costs of or related to pre-development drilling and stripping of overburden to expose and gain access to the ore;

        (c) all mining, milling or processing costs, including custom or toll milling (with respect to the milling the Products of such mine) and transportation costs of such Products to the mill and/or the smelter and/or to the purchaser thereof;

        (d)      all maintenance, repair and replacement costs;

        (e) all costs of or related to the sale and marketing of any of the Products, including an allowance for commissions at rates which are normal and customary in the industry;

        (f) all costs resulting from or in connection with the preparation, equipping, modifying or expansion of any mine;

        (g) all taxes, assessments, fees, rentals, advance royalties, royalties and duties payable to relevant third parties or to any governmental body, charged, levied or imposed on such mine, or payable on or in respect of or measured by the Products produced from such mine, including all governmental royalties relating thereto and mining duties or mining taxes but excluding the Alaska Mining License Tax and state, local and federal income and franchise taxes;

        (h) interest related to debt financing arrangements by third party lenders to the Participants for such mine, mill or other facilities; and

        (i) all other costs of or related to the conduct of operations in connection with a mine on the Properties paid by the Venture, including actual and documented general and administrative expenses;

Operating Expenses shall not include any non-cash charges.

C.      ACCOUNTING MATTERS.

        All Receipts and Disbursements shall be determined in accordance with generally accepted accounting principles and practices consistently applied and, to the extent not inconsistent with the provisions of this Exhibit D, the Accounting Procedure set forth in Exhibit B of the Agreement shall also be referred to in determining Receipts and Disbursements, except that Receipts and Disbursements shall be determined by the cash method.

D.      COSTS OF COMMON FACILITIES.

        Where any Capital Expenditures or Operating Expenses are paid with respect to the mining, milling, processing, selling or delivering of Products produced from the Properties in conjunction with the mining, milling, processing, selling or delivering of minerals produced from other properties controlled by the Payor, such Capital Expenditures and Operating Expenses shall be fairly allocated and apportioned in accordance with generally accepted practices in the mining industry.

E.      PAYMENTS OF NET PROCEEDS.

        The Payor shall deliver to the Royalty Holder a payment equal to the percentage, as set forth in the Agreement, of all Net Proceeds realized by the Payor during any calendar quarter within 30 days after the end of said calendar quarter, together with a copy of the accounting made in connection with such payment. All quarterly payments of Net Proceeds to the Royalty Holder shall be subject to adjustment, if required, at the end of each calendar year.

F.      AUDIT AND DISPUTES.

        1. The Royalty Holder, upon written notice, shall have the right to have an independent firm of certified public accountants audit the records that relate to the calculation of Net Proceeds within 24 months after receipt of a payment described in Section E of this Exhibit for a calendar quarter.

        2. The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calendar quarter, unless it provides notice in writing of such objection within 24 months after receipt of final payment for the calendar quarter. If the parties are unable to resolve the dispute within 60 days after the receipt of such notice, the dispute shall be resolved by arbitration in Anchorage, Alaska pursuant to the commercial arbitration rules of the American Arbitration Association. The resolution pursuant to such arbitration shall be binding on the parties. Alternatively, the parties may elect to submit the dispute to a mutually acceptable certified public accountant, or firm of certified public accountants, for a binding resolution thereof. Unless the parties agree to share the costs of arbitration, the arbitrator shall determine what part of the costs and expenses incurred in any such proceeding shall be borne by each party participating in the arbitration.

G.      GENERAL.

        1. Unless otherwise specified, capitalized terms used herein shall have the same meaning as given to them in the Agreement to which this Exhibit D is attached.

        2. Accurate records of tonnage, volume of products, analyses of products, weight, moisture, assays of pay metal content and other records related to the computation of Net Proceeds hereunder shall be kept by the Payor.

        3. The Royalty Holder or its authorized representative on not less than 5 days' notice to the Payor, may enter upon all surface and subsurface portions of the Properties for the purpose of inspecting the Properties, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the computation of its interest, including without limitation such records and data which are maintained electronically. The Royalty Holder or its authorized representative shall enter the Properties at the Royalty Holder's own risk and may not unreasonably hinder operations on or pertaining to the Properties. The Royalty Holder shall indemnify and hold harmless all Participants and their Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to the Royalty Holder or any of its agents or representatives caused by the Royalty Holder's exercise of its rights herein.

        4. All notices or communications hereunder shall be made and effective in accordance with the provisions of the Agreement.

        5. The Net Proceeds interest shall attach to any amendments, relocations or conversions of any mining claims or leases comprising the Properties, or to any renewals or extensions of leases, and to any mineral rights acquired by the Payor and any Affiliates in lands embraced within any mining claims or leases comprising the Properties within one year after the loss or relinquishment of any mining claim or lease comprising the Properties. The Net Proceeds interest shall be a real property interest that runs with the Properties and shall be applicable to any person who produces and sells Products from the Properties.

        6. All information and data provided to the Royalty Holder shall be subject to the confidentiality provisions of Article XVII of the Agreement.

        7. The Payor shall have the right to commingle ore and minerals from the Properties with ore from other lands and properties; provided, however, that the Payor shall calculate from representative samples the average grade of the ore and shall weigh (or calculate by volume) the ore before commingling. If concentrates are produced from the commingled ores by the Payor, the Payor shall also calculate from representative samples the average recovery percentage for all concentrates produced during the calendar quarter. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Payor may use any reasonable procedures that are commonly accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder. In addition, comparable procedures may be used by the Payor to apportion among the commingled ores penalty charges, if any, imposed by the purchaser of such ore or concentrates. In the case of any dispute regarding the reasonableness of any procedure adopted by Payor, and if that dispute cannot be resolved by the parties, then the dispute should be submitted to arbitration, pursuant to Section F.2. Fraud should not be the standard for resolving any such dispute; rather, the adoption of any such procedure should be subject to a determination of reasonableness.

                                   EXHIBIT E

                                   INSURANCE


        The Manager shall, at all times while conducting Operations, comply fully with the applicable worker's compensation laws and purchase, or provide through self-insurance, protection for the Participants comparable to that provided under standard form insurance policies for (i) comprehensive public liability and property damage with combined limits of Ten Million Dollars for bodily injury and property damage; (ii) automobile insurance with combined limits of One Million Dollars; and (iii) adequate and reasonable insurance against risk of fire, earthquake and flood, and other risks ordinarily insured against in similar operations. If the Manager elects to insure through an affiliated entity, it may charge to the Joint Account an amount equal to the premium it would have paid had it secured and maintained a policy or policies of insurance on a competitive bid basis in the amount of such coverage. Each Participant shall self-insure or purchase for its own account such additional insurance as it deems necessary. Each Participant shall be named as an additional named insured on the Manager's policies of insurance and the Manager shall, upon request made by a Participant, supply a certificate reflecting the Participant's status as named insured.

                                   EXHIBIT F

                           SEPARATE CAPITAL PROJECTS


Part I

"Southwest Extension Ore Zone Development Project" means the development and mining activities required to produce a nominal 1,320 tons per day of ore from the Southwest Extension inferred resource, as described in the December 31, 1993 Ore Reserve/Resource Statement for Greens Creek, including any extensions which may be delineated by diamond drilling in 1994.

Part II

"West Ore Zone Development Project" means the development and mining activities required to produce a nominal 1,320 tons per day of ore from the West Ore Zone, as described in the December 31, 1993 Ore Reserve/Resource Statement for Greens Creek.

Part III

"Mine and Mill Expansion Project" means the capital construction and development requirements to expand the current nominal 1,320 tons per day mine and mill capacity to a nominal 2,000 tons per day capacity.

                                   EXHIBIT G

                           CONFIDENTIALITY AGREEMENT


        This Confidentiality Agreement ("Confidentiality Agreement") is made this _____ day of ______________, 1994, by and between XX, a
____________________ corporation with its principal office at
______________________ ("XX"), and OO, a ____________ corporation with its principal office at __________________________ ("OO").

                                  WITNESSETH:

        WHEREAS, XX owns, possesses, or controls certain proprietary information pertaining to or contained in that Mining Venture Agreement between XX and YY dated ________________; and

        WHEREAS, OO desires to obtain such proprietary information (the "Information") for the purpose of _____________________; and

        WHEREAS, XX desires to provide the Information to OO.

        NOW THEREFORE, in consideration of the premises, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties agree as follows:

        1. All right, title and interest in and to the Information shall remain the exclusive property of XX and YY.

        2. The Information which OO shall obtain from XX shall be used for the sole purpose of ______________________________, and shall be treated by OO in the utmost and strictest confidence, and the information contained therein shall not, without prior written consent of XX and YY, be disclosed by OO in any manner whatsoever, in whole or in part; provided, however, that such prior written consent shall not be required with respect to disclosures of the Information;

                 (a) to an affiliate, consultant, contractor or subcontractor of OO that has a bona fide need to be informed;

                 (b) which at the time of disclosure is readily available to the public; or

                 (c) required by law. However, in such event OO shall notify XX and YY prior to such disclosure and further OO agrees to cooperate with XX and YY in any legal proceeding arising therefrom.

        3. OO shall keep the Information confidential for a period of three years from the date hereof and OO will return to XX all information furnished by XX hereunder promptly upon demand.

        4. The Information shall not be used directly or through third parties to adversely affect or compete with the business of XX and/or YY or their parents, affiliates, or subsidiaries, if any.

        5. All notices required hereunder shall be deed to have been given only if such notice is reduced to writing and delivered personally, or by first class United States mail with postage prepaid and return receipt requested, or by confirmed telecopier (FAX) transmission, or by prepaid overnight courier service addressed to the appropriate party as set forth below:

             If to XX:

                 ___________________
                 ___________________
                 ___________________
                 Attn:______________
                 Fax:_______________

             If to OO:

                 ___________________
                 ___________________
                 ___________________
                 Attn:______________
                 Fax:_______________

The parties may change their addresses by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered three days following the date upon which it is deposited in the United States mail, with postage prepaid and return receipt requested, or delivered, prepaid to the courier, as the case may be, addressed to the party in question as set forth herein. Any notice given to a party by FAX shall be deemed effective on the date it is actually transmitted to the party in question at the FAX number specified herein.

        6. OO hereby acknowledges that XX makes no representation or warranty as to the accuracy or completeness of the Information provided hereunder and XX and YY shall have no liability resulting from the use by OO of such information.

        7. OO acknowledges that failure or delay by XX and YY in exercising any right, power, or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power, or privilege hereunder so operate as a waiver.

        8. This Confidentiality Agreement constitutes the entire understanding of the parties with regard to its subject matter, and may not be changed or amended by an instrument in writing executed by the parties hereto.

        9. This Confidentiality Agreement and the rights contained herein shall not be assigned by either party without the prior written consent of the other party.

        10. OO acknowledges that XX and the other parties to the Mining Venture Agreement would be irreparably damaged if any of the provisions of this Confidentiality Agreement were not performed by OO. Accordingly, XX and the other parties to the Mining Venture Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Confidentiality Agreement and may specifically enforce the provisions hereof. These specific remedies are in addition to any other remedy to which XX and the other parties to the Mining Venture Agreement may be entitled at law or in equity.

        11. This Confidentiality Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single Confidentiality Agreement.

        12. If any provision of this Confidentiality Agreement is held to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

        13. This Confidentiality Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

        14. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the State of Alaska.

        IN WITNESS WHEREOF, each party to this Confidentiality Agreement has caused it to be executed by its duly authorized officer on the date first referenced above.

                 XX
                 By

                 Its
                 OO

                 By

                 Its

                                   EXHIBIT I

                                  MEMORANDUM
                                      OF
                       RESTATED MINING VENTURE AGREEMENT


        NOTICE IS HEREBY GIVEN that under that certain Restated Mining Venture Agreement (the "Agreement") made and entered into effective as of the ____ day of __________, 1994 (the "Effective Date") by and between KENNECOTT GREENS CREEK MINING COMPANY, a Delaware corporation ("Greens Creek"), HECLA MINING COMPANY, a Delaware corporation ("Hecla"), and CSX ALASKA MINING INC., a Delaware corporation ("CSX") (Greens Creek, Hecla and CSX are sometimes referred to as a "Participant" or the "Participants"), the Participants have agreed and do hereby agree to undertake Exploration, and, if warranted, Development and Mining of Products from the real property described in Part I of Exhibit A (the "Properties") attached hereto.

        The Agreement shall be the exclusive means by which the Participants, or either of them or any Affiliate, engage in any activity within the Area of Interest described in Part II of Exhibit A attached hereto (except as otherwise provided by paragraph 9 below); acquire interests in real property within the Properties; engage in marketing Products to the extent permitted by the Agreement; or engage in any other lawful purposes related or incidental to the foregoing. The Agreement shall continue for 20 years from the Effective Date and for so long thereafter as Products are produced from the Properties or the Participants continue to have an ownership interest in the Assets, unless the Agreement is earlier terminated or is extended.

        This memorandum is executed for the purpose of affording notice of the existence of the Agreement and the terms and provisions thereof, which terms and provisions are incorporated herein by reference for all purposes. This memorandum is not intended to alter or vary the terms of the Agreement. All capitalized words in this memorandum have the same meaning as assigned to them in the Agreement. Some of the terms and provisions of the Agreement are hereby summarized as follows:



        1.       The Participants  have the following  Participating Interests:



                 Greens Creek  -  57.7505%
                 Hecla  -  29.7331%
                 CSX  -  12.5164%

Although record title to the Properties may appear in the name of the Manager for the benefit of the Venture or in the name of the Participants, the Participants shall hold their interests in the Properties as tenants in common in proportion to their Participating Interests as such interests might be adjusted from time-to-time, and the Participants shall, from time-to-time, execute such conveyances as are necessary to effectuate such ownership.

        2. A Participant's Participating Interest shall be changed in any of the following instances (among others):

        (a) Upon an election by a Participant to contribute less to an adopted Budget than the percentage reflected by its Participating Interest;

        (b) In the event of default by a Participant in making its agreed upon contribution to an adopted Budget, followed by an election by another Participant to invoke remedies permitted by Section 6.4 of the Agreement;

        (c) Transfer by a Participant of less than all of its Participating Interest in accordance with Article XV of the Agreement; or

        (d) Acquisition by a Participant of some or all of the Participating Interest of another Participant, however arising.

        3. Upon reduction of a Participant's Participating Interest to less than 5%, such Participant shall be deemed to have withdrawn from the Venture pursuant to Section 6.5 of the Agreement.

        4.       (a)     If (i) a Participant  defaults in its obligation to pay
a contribution or cash call hereunder, or (ii) the Manager is unable to make certain reimbursements, reallocations of production, contributions or other adjustments as required by Section 6.5 of the Agreement, then any other Participant, by notice to the defaulting Participant, may at any time, but shall not be obligated to, elect to make such contribution or meet such cash call on behalf of the defaulting Participant (a "Cover Payment"). Each Cover Payment shall constitute indebtedness due from the defaulting Participant to the non-defaulting Participant or Participants that elected to make the Cover Payment, which indebtedness shall be payable upon demand and shall bear interest from the date incurred, payable upon demand or, in the absence of any demand, on the last day of each calendar month, at the rate specified in Section 10.3 of the Agreement. The Agreement contains various remedies by which a non-defaulting Participant can recover such indebtedness, including the remedy described in (b) below.

        (b) Each Participant hereby grants to each other Participant, as security for the repayment of the indebtedness described above or for repayment of any amount a Carrying Participant is entitled to recover as provided in
Section 9.6(b) of the Agreement (together with interest thereon, reasonable attorneys' fees and all other reasonable costs and expenses incurred in collecting payment of such indebtedness and enforcing such security interest), a security interest, mortgage and lien (hereinafter a "security interest") subordinate only to any security interest previously granted by Hecla as described below in and on such Participant's right, title and interest in, whenever acquired or arising, (i) the Assets, (ii) its rights under the Agreement, and (iii) its Participating Interest, together with all Products, proceeds and accessions of the foregoing. Each Participant hereby represents and warrants to each other Participant that such security interest ranks prior to any and all other security interests, except, in the case of Hecla, a security interest in Hecla's interest in Products and proceeds therefrom given under the Bank Credit Agreement dated January 25, 1993, as amended with Mase Westpac Limited, et al, and any extension or renewal of such security interest granted by Hecla pursuant to any extension or renewal of said bank credit agreement, but not to exceed $50,000,000 and not to extend beyond December 31, 2000. Each Participant hereby agrees to take all action necessary to perfect such security interest and irrevocably appoints each other Participant as its attorney-in- fact to execute, file and record all financing statements and any other documents necessary to perfect or maintain such security interest or otherwise give effect to the provisions hereof. Each Participant hereby agrees that it shall not execute, foreclose or otherwise take action to enforce such security interest except upon 30 days' prior notice to the defaulting Participant, provided that the foregoing shall not prohibit the taking of any action to make, prove or protect a claim in any bankruptcy or insolvency proceeding of the defaulting Participant. In the event the defaulting Participant is subjected to execution or foreclosure proceedings pursuant to the terms hereof, to the extent allowed by applicable law the defaulting Participant waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each Participant grants to each other Participant a power of sale as to any property that is subject to the security interest granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

        5. Nothing contained in the Agreement shall be deemed to constitute a Participant the partner of any other Participant nor, except as otherwise therein expressly provided, to constitute a Participant the agent or legal representative of any other Participant, nor to create any fiduciary relationship among the Participants. It is not the intention of the Participants to create, nor shall the Agreement be construed to create, any mining, commercial or other partnership. A Participant shall not have any authority to act for or to assume any obligation or responsibility on behalf of any other Participant, except as otherwise expressly provided in the Agreement. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as set out in the Agreement and shall be liable only for its share of the costs and expenses as provided therein, it being the express purpose and intention of the Participants that their ownership of the Assets and the rights acquired under the Agreement shall be as tenants in common.

        6. The Participants hereby waive and release all rights of partition or sale in lieu thereof or other division of Assets, including any such rights provided by statute.

        7. Except as otherwise provided in the Agreement, no Participant shall Transfer all or any part of its interest in the Assets or the Agreement or otherwise permit or cause such interests to terminate.

        8. a Participant withdraws or is deemed to have withdrawn under any provision of the Agreement, neither such Participant nor its Affiliates shall directly or indirectly acquire any interest in property within the Area of Interest for 12 months after the effective date of such withdrawal. If such Participant, or an Affiliate of such Participant, breaches this restriction, such Participant or Affiliate shall be obligated to offer to convey to the other Participants, without cost, any such property or interest acquired in such breach. Such offer shall be made in writing and can be accepted by the other Participants at any time within 45 days after they receive such offer.

        9. Part or all of the Properties may be surrendered or abandoned consistent with the terms and conditions of any agreement under which such portion or portions of the Properties were acquired by the Manager upon authorization from the Management Committee. If one or more Participants object to the surrender or abandonment, the Participant that desires to abandon or surrender shall assign to the objecting Participant or Participants, by special warranty deed and without cost to the surrendering Participant or Participants, all of the surrendering Participant's or Participants' interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties.

        10. If any of the Properties are abandoned or surrendered pursuant to Section 14.1 of the Agreement, neither an abandoning Participant nor its Affiliates (except for a Participant who has objected to the abandonment or surrender) shall acquire any interest (or rights to acquire interests) in such Properties for a period of two years following the date of such abandonment or surrender. If an abandoning Participant reacquires any Properties (or rights to acquire Properties) in violation of Section 14.2, any other Participant shall have the right, within 45 days after it has actual notice of such reacquisition, to have such Properties made subject to the Agreement.

        11. Any interest or right to acquire any interest in real property within the Area of Interest acquired during the term of the Agreement by or on behalf of a Participant or any Affiliate shall be offered to the nonacquiring Participants for inclusion in the Agreement as part of the Properties.

        12. A Participant may Transfer to any third party all or any part of its interest in or to the Agreement or the Assets or its Participating Interest solely as provided in Article XV of the Agreement. All Transfers shall be subject to the following terms and conditions (among others):

        (a) Except for certain specified purposes, no transferee of all or any part of the interest of a Participant in the Agreement or the Assets or its Participating Interest shall have the rights of a Participant unless and until the transferee, as of the effective date of the Transfer, has committed in writing to be bound by the Agreement to the same extent and nature as the transferring Participant;

        (b) No Participant shall Transfer any interest in the Agreement or the Assets except by Transfer of part or all of its Participating Interest. In the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

        (c) If the Transfer is the grant of a security interest to a third party by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in the Agreement or the Assets or its Participating Interest to secure a loan or other indebtedness of a Participant, such security interest shall be subordinate to the terms of the Agreement and the rights and interests of the
other Participants thereunder.   Upon any foreclosure or other enforcement of
rights in the security interest, the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to the Agreement and the other Participants, and it shall comply with the terms and conditions of the Agreement;

        (d) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article XI creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of the Agreement;

        (e) The following shall not be deemed a Transfer, nor shall the transferee be deemed an assignee for purposes of the Agreement:

        (i) a transfer by a Participant to an Affiliate, provided that the Participant shall continue to be liable for all obligations hereunder, and provided further that any transfer of less than all of a Participant's Participating Interest shall be subject to the provisions of 12(b) above;

        (ii) a transfer by a Participant of all or substantially all of its assets, or a sale of all shares of a corporate Participant by its parent corporation or other entity holding such shares, or such other corporate merger, consolidation or reorganization of a Participant, by which the surviving entity shall possess substantially all of the shares, or all of the property rights and interests, and shall be subject to substantially all of the liabilities and obligations of that Participant; provided, however, that the interest of the Participant in the Agreement and the Assets and its Participating Interest are not substantially all of the assets of the Participant; provided further, however, that the transferee is or following the Transfer will be substantially similar in financial strength to the transferring Participant;

        (iii)   an incorporation of a Participant; or

        (iv) a transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a majority or controlling interest, provided that any transfer of less than all of a Participant's Participating Interest shall be subject to the provisions of 12(b) above; and

        (f) If the interest of a Participant in the Agreement and the Assets and its Participating Interest are all or substantially all of the assets of the Participant, or are not all or substantially all of its assets but the financial strength of the transferee will be substantially less than the financial strength of the transferring Participant, a sale of all shares of a corporate Participant or the sale of all shares of any Affiliate of a Participant (by which the Participant is effectively subject to new ownership or management) or such other corporate merger, consolidation or reorganization, shall be deemed a Transfer. A transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a minority or non- controlling interest shall also be deemed a Transfer, provided that any transfer of less than all of a Participant's Participating Interest shall be subject to the provisions of 12(b) above.

        13.      (a)     Except as otherwise provided in paragraphs 14 and 15
below, if a Participant desires to Transfer all or any part of its interest in the Agreement or the Assets or its Participating Interest, the other Participants shall have a preemptive right to acquire such interests by notifying the transferring Participant within 30 days after receiving notice of the intended Transfer that it or they elect to acquire the offered interest.

        (b) Upon a foreclosure or other enforcement of rights in a security interest created by mortgage, deed of trust, lien or other encumbrance of any interest in the Agreement or the Assets or its Participating Interest made to secure a loan or other indebtedness of a Participant (herein a "Foreclosure or Other Sale"), the other Participants shall have a preemptive right to acquire the interests purchased at the Foreclosure or Other Sale from the acquiring third party, which right shall be exercised within 30 days after such sale occurs, by notice given to the acquiring third party, reflecting such other Participant's or Participants' election to acquire such interest at the price paid by such acquiring third party in the Foreclosure or Other Sale. If one or more of such Participants does so elect, the Transfer to such Participant or Participants shall be consummated promptly after such notice. The preemptive right created hereunder shall be subject to all of the redemption rights or other rights to recover property created by law.

        (c) The sale of a Participant's interest in the Agreement and the Assets and its Participating Interest pursuant to a bankruptcy or similar proceeding shall be subject to the preemptive right of the other Participants created hereunder.

        14.     Paragraph  13 above shall not apply to the following:

        (a)     The transfers referred to in paragraph 12(e) above;

        (b) The grant by a Participant of a security interest in any interest in the Agreement or the Assets or its Participating Interest by mortgage, deed of trust, pledge, lien or other encumbrance ; or

        (c) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article XI.

        15. The preemptive right described in Paragraph 13 above is subject to special rules and exceptions in the case of each of CSX, Hecla and Greens Creek, but not their successors in interest.

        16. The Agreement shall terminate upon the happening of any of the following events (among others):

        (a)     The mutual consent of the Participants; or

        (b)     Expiration of the Agreement at the end of its term.

        17. A copy of the Agreement is on file with the Manager whose address is

                Kennecott Greens Creek Mining Company
                P.O. Box 32199
                Juneau, Alaska 99801-2199

        18. The Participants intend the Agreement to supersede the Green's Creek Joint Venture Agreement dated January 10, 1978, as amended by the First, Second, Fourth and Fifth Amendments; provided, however, that the Participants do not intend to terminate or reconstitute the existing Venture or to do anything that would otherwise affect is continuity.

        EXECUTED effective as of the date first above written.


                 "GREENS CREEK"

                 KENNECOTT GREENS CREEK MINING COMPANY



                 By
                 Its


                 "HECLA"

                 HECLA MINING COMPANY



                 By
                 Its


                 "CSX"

                 CSX ALASKA MINING INC.


                 By
                 Its

STATE OF UTAH        )
                     :  ss.
COUNTY OF SALT LAKE  )

        The foregoing instrument was acknowledged before me by ______________________, ______ President of Kennecott Greens Creek Mining Company, this ____ day of ______________, 1994.



                 NOTARY PUBLIC
                 Residing at:

My Commission Expires:

_____________________




STATE OF __________ )
                    :  ss.
COUNTY OF _________ )

        The foregoing instrument was acknowledged before me by ______________, _____ President of Hecla Mining Company, this ____ day of
_____________, 1994.


                 NOTARY PUBLIC
                 Residing at:

My Commission Expires:

_____________________



STATE OF __________)
                   :  ss.
COUNTY OF _________)

        The foregoing instrument was acknowledged before me by ______________, _____ President of CSX Alaska Mining Inc., this ____ day of _______________, 1994.




                                NOTARY PUBLIC
                                Residing at:


My Commission Expires:


_____________________